UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORINTHIAN COLLEGES, INC.

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October 15, 2010

Dear Fellow Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Corinthian Colleges, Inc. for its fiscal year ended June 30, 2010 to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, on November 17, 2010 at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will view a presentation by Corinthian’s senior management and vote on the matters set forth in the Notice on the following page. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on November 17, 2010 and urge you to return your proxy card as soon as possible.

Sincerely,

Jack D. Massimino
Chairman of the Board

CORINTHIAN COLLEGES, INC.

6 Hutton Centre Drive, Suite 400

Santa Ana, CA 92707

(714) 427-3000

Notice of Annual Meeting of Stockholders to be held on November 17, 2010

TO THE STOCKHOLDERS OF CORINTHIAN COLLEGES, INC.:

The Annual Meeting of Stockholders of Corinthian Colleges, Inc. (the “Company”) will be held at 10:00 a.m., California time, on November 17, 2010, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, California 92707, for the following purposes:

1. To elect the six director nominees named in this Proxy Statement to the Company’s Board of Directors for a one-year term expiring at the Annual Meeting of Stockholders in 2011;

2. To approve the amendment and restatement of the Company’s Certificate of Incorporation to increase the maximum permitted number of directors on the Company’s Board of Directors to thirteen;

3. To approve the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “2003 Plan”), which authorizes the issuance of an additional 5,000,000 shares under the 2003 Plan, and certain other amendments described elsewhere herein;

4. To approve the amendment of the Corinthian Colleges, Inc. Employee Stock Purchase Plan (the “ESPP”) to extend the Company’s ability to grant new awards under the ESPP until December 31, 2020;

5. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending June 30, 2011; and

6. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on September 21, 2010 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

Stan A. Mortensen Corporate Secretary

Santa Ana, California

October 15, 2010

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Corinthian Colleges, Inc., a Delaware corporation (the “Company” or “Corinthian”), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., California time, on November 17, 2010, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, and any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about October 15, 2010.

All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect the two-for-one stock splits of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effected in the form of stock dividends in December 2000, May 2002 and March 2004.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on November 17, 2010. This Proxy Statement and the 2010 Annual Report to Stockholders are also available electronically on the Company’s website at www.cci.edu under the heading “Investors.”

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on September 21, 2010, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, Corinthian had approximately 87,599,998 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies

Beth Wilson and Kenneth S. Ord, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Ms. Wilson and Mr. Ord are both executive officers of Corinthian. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of Corinthian of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a “legal proxy” from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Required Vote

Directors. A plurality of the votes represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the six director nominees receiving the most votes “for” election will be elected. You may vote “for” or “withhold” with respect to the election of directors. Because directors are elected by plurality, withheld votes will have no effect on the outcome of the election of directors. Additionally, the Company’s Corporate Governance Principles, which are available on the Company’s website at www.cci.edu under the heading “Investors,” set forth our procedures if a director-nominee is elected, but receives a majority of “withhold” votes. Under these principles, in an uncontested election any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance

Committee is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and the reasons therefor.

Amendment and Restatement of Certificate of Incorporation. The affirmative vote of at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of all of the outstanding shares of voting stock entitled to vote is required to approve the amendment and restatement of the Company’s Certificate of Incorporation. Abstentions and non-voted shares will have the same effect as a vote against the proposal. Abstentions will be counted for purposes of determining whether a quorum is present.

Amendment and Restatement of the 2003 Performance Award Plan. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to approve the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “2003 Plan”). Abstentions with respect to the proposal to approve the amendment and restatement of the 2003 Plan are treated as shares present or represented and entitled to vote and, therefore, will have the same effect as a vote against this proposal. Abstentions will be counted for purposes of determining whether a quorum is present.

Amendment of the Employee Stock Purchase Plan. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to approve the amendment of the Corinthian Colleges, Inc. Employee Stock Purchase Plan (the “ESPP”). Abstentions with respect to the proposal to approve the extension of the term of the ESPP are treated as shares present or represented and entitled to vote on the proposal and, therefore, will have the same effect as a vote against this proposal. Abstentions will be counted for purposes of determining whether a quorum is present.

Ratification of Auditors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Corinthian’s independent auditors. Abstentions with respect to the proposal to ratify Ernst & Young LLP as the Company’s independent auditor are treated as shares present or represented and entitled to vote on the proposal and, therefore, will have the same effect as a vote against this proposal. Abstentions will be counted for purposes of determining whether a quorum is present.

See “Quorum and Broker Non-Votes” below for a discussion concerning the impact of broker non-votes on determining the outcome of the proposals.

Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If your shares are held in a brokerage account and you do not give instructions, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”). See “Quorum and Broker Non-Votes below. As a beneficial owner of shares, you are also entitled to attend the Annual Meeting; however, you may not vote your shares in person at the Annual Meeting unless you obtain from the broker, bank or nominee that holds your shares a “legal proxy” giving you the right to vote the shares in person at the Annual Meeting.

Quorum and Broker Non-Votes

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting that are outstanding as of the Record Date. The election inspectors appointed for the meeting will determine whether or not a quorum is present. If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. The election inspectors will also treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated that it does not have discretionary voting authority, those shares are broker non-votes and will be treated as not present and not entitled to vote with respect to that matter at the meeting (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters) and, therefore, will not be counted in determining the outcome of the vote on that matter. We believe that brokers have “discretionary” voting authority with respect to proposals 2 and 5 to be voted on at the Annual Meeting, and accordingly, we do not believe that there will be any broker non-votes with respect to these proposals. We believe that brokers do not have “discretionary” voting authority with respect to Proposals 1, 3 and 4 to be voted on at the Annual Meeting, and accordingly, we believe that there may be broker non-votes with respect to these proposals.

Summary Annual Report to Stockholders

Corinthian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 contains financial and other information pertaining to Corinthian and is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Corinthian’s Board of Directors is currently comprised of ten members. The Company’s Certificate of Incorporation previously provided that the Board of Directors be classified with respect to the terms for which its members hold office by dividing the members into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. However, at the Annual Meeting of Stockholders in November 2008, the Company’s Certificate of Incorporation was amended so that future elections of directors would be for one year terms only. Accordingly, at the Annual Meeting of Stockholders held in November 2009, three Class II directors were elected for a term of one year expiring at the Annual Meeting in November 2010. In addition to these three Class II directors, three additional Class III directors whose terms expire at the Annual Meeting in November 2010 will be elected, each for a term of one year expiring at Corinthian’s Annual Meeting of Stockholders in 2011. Each of these six director nominees, Paul St. Pierre, Linda Arey Skladany, Robert Lee, Jack Massimino, Hank Adler and John Dionisio, are presently serving as directors of Corinthian. The Board of Directors, following the unanimous recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Corinthian. See “Nominees for Election for a One-Year Term Expiring at the 2011 Annual Meeting” below.

The other four remaining directors whose terms of office do not expire at the Annual Meeting will continue to serve after the Annual Meeting until such time as their respective terms of office expire or they retire or resign from the Board. See “Class I Directors Continuing in Office until the 2011 Annual Meeting” below. If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

The Nominating Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the Nominating Committee has often re-nominated incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, who the Nominating Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board. The nominees standing for re-election at the 2010 Annual Meeting were chosen based upon their records of professional integrity, dedication, collegial and cooperative attitudes, strong work ethics and diverse professional backgrounds. The specific experience, qualifications, attributes and skills of each nominee are described in each nominee’s biographical information below.

Nominees for Election for a One-Year Term Expiring at the 2011 Annual Meeting

The names of the nominees for the office of director and certain information concerning such nominees are set forth below:

Paul R. St. Pierre, age 65, served as Corinthian’s Executive Vice President, Marketing & Admissions until his retirement in June 2003. Mr. St. Pierre has been a member of the Board of Directors since the Company’s inception in July 1995, and was elected Vice Chairman of the Board of Directors in January 2003. Mr. St. Pierre is a member of the Compliance and the Nominating and Corporate Governance Committees of the Board of Directors. Prior to the Company’s founding in 1995, he was employed by a subsidiary of National Education Corporation (“NEC”) from 1991 to 1995. His first assignment at NEC was as School President for its San Bernardino, California campus. Subsequently, he held corporate assignments as Director of Special Projects, Vice President of Operations for the Learning Institutes Group (the largest colleges owned by NEC) and as Vice

President, Marketing & Admissions for NEC. With decades of operational and marketing experience in private sector education and more than fifteen years as a director of the Company, Mr. St. Pierre brings to the Board in-depth knowledge of the Company and the industry that is important to the Board’s oversight of the Company’s business and assistance in helping develop, implement and assess the Company’s operating plan and long-term strategy.

Linda Arey Skladany, Esq., age 65, became a member of the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. She is a member of the Compensation Committee and the Chairperson of the Nominating and Corporate Governance Committee of the Board. Ms. Skladany retired in April 2003 from her position as Senior Associate Commissioner, the Office of External Relations at the United States Food and Drug Administration, a position she had held since June 2002. Prior to that time, she was Vice President for Congressional Relations at Parry, Romani, DeConcini & Symms, a Washington D.C. lobbying firm, from 1995 to June 2002, and served in numerous appointed positions within the Food and Drug Administration, the Departments of Education and Transportation, the U.S. Attorney General’s Office, and the Occupational Safety and Health Review Commission from 1981 to 1995. Earlier, she had worked as a teacher and administrator in public education. Ms. Skladany has previously served a four-year term on the Board of the College of William and Mary, her alma mater. Ms. Skladany has extensive regulatory and legislative experience gained through more than twenty years of work in federal agencies and Congressional relations, all of which allows her to provide the Company with valuable insight into government affairs, regulatory compliance and Congressional relations. In addition, her eleven years of service on the Board provide her with an in-depth understanding of the Company’s business.

Robert Lee, age 62, became a member of the Board of Directors in October 2006. Mr. Lee is a member of the Audit Committee and is the Chairperson of the Compliance Committee. Mr. Lee retired from Pacific Bell (“PacBell”) in 1998 after a 26-year distinguished career. At the time of his retirement, Mr. Lee was a Corporate Executive Vice President and President of the Business Communications Services Division. In that role, he was responsible for an operation that generated $3 billion in annual revenue, served one million customers and had 15,000 employees. During his career at PacBell, Mr. Lee served in a variety of senior marketing and general management positions, including Executive Vice President, California markets group and Executive Vice President, Marketing and Sales. Mr. Lee has been a director of Broadvision, Inc. since 2004 and serves as its compensation committee chair and a member of its nominating and audit committees. He has serves as a director of Blue Shield of California, and is a member of its nominating and audit committees and chair of its compensation committee. From 1999 to 2007, Mr. Lee served on the board of directors of Web.com and as the chair of its compensation committee, and from 2001 to 2007 he served on the board of Netopia, Inc. and as a member of its audit committee. Mr. Lee is a seasoned executive with more than 25 years leading large organizations, including through service on the boards of several other public and private companies. His experience as a senior executive and director bring important knowledge to the Board’s oversight of the Company’s business and operations, strategy and corporate governance practices.

Jack D. Massimino, age 61, is the Company’s Chairman of the Board and an executive officer of the Company. He was the Company’s Chief Executive Officer from November 2004 through June 2009. He was appointed Chairman of the Board in August 2008. Mr. Massimino initially joined the Board of Directors immediately upon the completion of Corinthian’s initial public offering in February 1999. He was President and Chief Executive Officer of Talbert Medical Management Corporation, a publicly-traded physician practice management company, from 1995 through late 1997. Prior to his employment with Talbert, Mr. Massimino was Executive Vice President and Chief Operations Officer of FHP International Corporation, a multi-state, publicly-traded HMO, with revenues of approximately $4 billion at the time of his service. As former Chief Executive Officer of two publicly-traded corporations, including the Company for almost five years, Mr. Massimino brings to the Board in-depth knowledge of the Company’s operations and strategy that is important to the Board’s role of overseeing long-term strategy development, implementation and assessment, enterprise risk management and corporate governance practices. He also possesses a strong ability to motivate and manage others, develop leaders and drive change and growth.

Hank Adler, age 64, has served on the Board of Directors since August 2004. He is the Chairperson of the Board’s Audit Committee and a member of the Compliance Committee. Mr. Adler is currently an assistant professor of accounting at Chapman University. He was previously a partner with Deloitte & Touche, LLP, from which he retired in 2003 after 30 years with that firm. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. Mr. Adler is a certified public accountant, licensed in the State of California, and is a member of the Audit Committee Roundtable. Mr. Adler has been a director of KBS REIT since 2005 and serves as its audit committee chair and a member of its conflicts committees. He has also served as a director of KBS REIT II and serves as its audit committee chair and a member of its conflicts committees, and was recently appointed to the board of KBS REIT III, where he will serve as audit committee chair and a member of the conflicts committee. Mr. Adler was previously a board member of Hoag Hospital Memorial Presbyterian. Mr. Adler has over a quarter-century of experience in public accounting, giving him an expertise in finance and financial reporting processes that enables him to understand the impact of business decisions on the Company’s financial statements and results. His experience serving on the Company’s Board and on other private company boards has provided him with a deep understanding of the Company’s business and operations that is important to the Board’s oversight of the Company’s corporate governance, risk management and strategy development and implementation.

John M. Dionisio, age 62, was appointed to the Board on April 2008. Mr. Dionisio is a member of the Audit Committee and the Compensation Committee of the Company’s Board of Directors. He is currently president and chief executive officer of AECOM Technology Corp., a NYSE-listed company, and has served on its board of directors since 2003. During his 36-year career with AECOM and its predecessor companies, Mr. Dionisio held a number of senior management positions, including executive vice president and chief operating officer, as well as president and chief executive officer of its DMJM Harris business. Mr. Dionisio earned a master’s of science degree in civil engineering from Polytechnic Institute of New York and a bachelor’s of science degree in civil engineering from The City College of New York. Mr. Dionisio’s experience as the chief executive officer and director of another public company provides him with important insight into the Board’s role in strategy development, risk management, compensation matters and corporate governance.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Other Directors

Class I Directors Continuing in Office until the 2011 Annual Meeting

Alice T. Kane, age 62, was appointed to the Board of Directors in July 2005. She is a member of the Compliance Committee and is the Chairperson of the Compensation Committee of the Board of Directors. Ms. Kane has more than 30 years of experience in the financial services industry. Ms. Kane is currently the General Counsel of North America for the Zurich Financial Services Group, a position she has held since October 2005. Prior to joining Zurich, she co-founded Q-Cubed Alternative Advisor LLC, a quantitative equity hedge fund, where she was Chair and Managing Director from September 2004 to October 2005. From September 2002 to March 2004, Ms. Kane was Chairman of Blaylock Asset Management, a start-up minority- and women-owned institutional manager. Starting in 1998, Ms. Kane served as Chairman and President of three mutual fund and variable annuity businesses with combined assets of over $30 billion with American General Financial Group. She began her career at New York Life Insurance Company in 1972, where she ultimately served as Executive Vice President of its $40 billion asset management business and as a member of the executive management committee. She also served as Executive Vice President and General Counsel of New York Life from 1986 to 1995. Ms. Kane also serves on three not-for-profit boards: the Tourette Syndrome Association (on which she has served on the Finance Committee and the Government Relations Committee), the Keck Graduate School of Applied Life Sciences (on which she has served on the Investment Committee, the Advancement Committee, the Budget and Finance Committee and the Audit / Risk Management Committee), and the Devereux Glenholme School. Ms. Kane was formerly a member of the National Association of Securities Dealers (NASD) Board of Governors. Ms. Kane was also previously a director of Guess?, Inc. from 1998 to

2010. Ms. Kane’s executive management experience in the financial services industry over the course of over 30 years brings to the Board an invaluable perspective on various corporate and financial matters impacting the Company.

Terry O. Hartshorn, age 65, was appointed to the Board of Directors in September 2005, and is currently the lead independent director of the Board. Mr. Hartshorn is a member of the Audit and the Nominating and Corporate Governance Committees of the Company’s Board of Directors. Mr. Hartshorn was a member of the Board of Directors of PacifiCare Health Systems, Inc. from March 1985 until PacifiCare was purchased by UnitedHealth Group in December 2005. He was Chairman of the Board of PacifiCare from 1993 to 1998. He was President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn also served as President and Chief Executive Officer of PacifiCare from 1976 to 1993 and Secretary of PacifiCare from 1977 to 1981. Since 1997, Mr. Hartshorn has been an investor, advisor and personal coach for start-up and early stage companies in a variety of industries and serves as a director of LifeScript. He also served as a member of the board of St. Joseph’s Ballet from 2000 through 2008, and as a board member of Mariner’s Church from 2007 to 2008. Mr. Hartshorn’s more than 20 years of experience in the roles of chairman of the board, president and chief executive officer of a publicly-traded company, and his advisory role in a variety of industries, provide valued leadership on the Board and insight into its role in strategy development and corporate governance.

Timothy J. Sullivan, age 66, was appointed to the Board of Directors in January 2008. Mr. Sullivan is a member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Company’s Board of Directors. Mr. Sullivan is currently president emeritus of the College of William and Mary. His career at the College of William and Mary spans more than 35 years and includes serving for 12 years as its president and, earlier, as dean and as executive director of its law school. Mr. Sullivan earned a bachelor’s degree from the College of William and Mary and a juris doctorate degree from Harvard University. He served as chair of the Council of Presidents of the Association of Governing Boards from 2002 to 2005. Mr. Sullivan became a member of the board of Mariner’s Museum in 2009 and serves on the finance and the programs committees. Mr. Sullivan was also a member of the board of directors of Towne Bank from 2000 to 2009. Mr. Sullivan’s distinguished career at the College of William and Mary gives him a comprehensive understanding of the post-secondary education industry and makes him a valuable resource to the Board. His experience serving on a publicly-traded company’s board has provided him with a deep understanding of the Board’s oversight of the Company’s corporate governance and risk management.

Peter C. Waller, age 56, was appointed to the Board of Directors in August 2008. Mr. Waller is currently the Chief Executive Officer of the Company, a position he has held since July 1, 2009. He was the Company’s President and Chief Operating Officer from February 2006 to June 30, 2009. Prior to joining the Company, Mr. Waller served as an executive partner at ThreeSixty Sourcing Inc., a global consumer product sourcing firm he joined in 2001. Prior to that, Mr. Waller served as president of Taco Bell Corp., where he had profit-and-loss responsibility for 7,000 owned and franchised stores with approximately $5 billion in sales. He first joined Taco Bell in 1996 as chief marketing officer. Prior to Taco Bell, Mr. Waller spent twenty years in positions of increasing responsibility with companies such as Procter and Gamble, Gillette/Braun and PepsiCo. Mr. Waller earned Bachelor and Master of Arts degrees in modern history from St. Catherine’s College of Oxford University. Mr. Waller serves on the Board of Directors of Websense, Inc. Mr. Waller brings to the Board invaluable first-hand knowledge of the Company’s day-to-day operations as well as a broad executive-level perspective gained from his prior leadership experience with other public and private companies.

Director Compensation

Prior to August 17, 2010, the following compensation arrangements applied to members of the Board of Directors who were not employed by the Company (referred to herein as “non-employee directors”):

Each non-employee director was paid an annual retainer of $40,000 for his or her services as a director, and $1,500 for each Board of Directors meeting attended. Each member of the Compensation Committee (other than the Chairperson) received $1,500 for each Compensation Committee meeting attended; and the Chairperson of the Compensation Committee received $4,000 for each Compensation Committee meeting attended. Each member of the Audit Committee (other than the Chairperson) received $2,000 for each Audit Committee meeting attended; and the Chairperson of the Audit Committee received $5,000 for each Audit Committee meeting attended. Each member of the Nominating and Corporate Governance Committee (other than the Chairperson) received $1,500 for each Nominating and Corporate Governance Committee meeting attended; and the Chairperson of the Nominating and Corporate Governance Committee received $3,000 for each Nominating and Corporate Governance Committee meeting attended. Each member of the Compliance Committee (other than the Chairperson) received $2,000 for each Compliance Committee meeting attended; and the Chairperson of the Compliance Committee received $5,000 for each Compliance Committee meeting attended. In addition, each member of the Transactions Committee of the Board formed on September 16, 2010 to consider the Heald College transaction received $7,500 per meeting attended for his service as a member of the Transactions Committee. All non-employee directors were also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings.

Each non-employee director also received an annual option to purchase 10,500 shares of Common Stock following the August Board meeting, and the lead independent director of the Board received an additional annual grant of an option to purchase 5,000 shares of Common Stock. All options were granted at the closing market price on the date of grant and vested immediately, but were not exercisable until the one-year anniversary of the grant date; provided, however, such one-year exercise limitation did not apply in the event of a dissolution or certain change-in-control events affecting the Company. Each non-employee director also received an annual grant of 1,500 deferred stock units (“DSUs”) following the August Board meeting, which vested upon grant but could not be sold, and remained tax-deferred, until the earlier to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company. New non-employee directors received an initial grant of 5,000 options to purchase common stock of Corinthian, which vested immediately but was not exercisable until the one-year anniversary of the grant date. Additionally, each new non-employee director elected or appointed at any time other than at the August Board meeting also received (A) a pro-rated stock option grant in an amount equal to the product of (1) the percentage of the year remaining until the next regularly scheduled August Board meeting, and (2) 10,500, and (B) a pro-rated grant of DSUs in an amount equal to the product of (1) the percentage of the year remaining until the next regularly scheduled August Board meeting, and (2) 1,500.

Directors also have an ownership guideline equal to three times the annual cash retainer, with no time limit to meet the ownership guideline, but with a requirement to hold 100% of net after-tax profit in shares acquired on option exercise or following DSU distribution until the guideline is met. The Board expects to periodically re-evaluate this ownership guideline in connection with changes in Board compensation.

Under the Nominating Committee’s charter, it is responsible for reviewing the compensation and benefits of non-employee directors and recommending to the Board for approval any changes to such director compensation and benefits. During fiscal 2010, the Compensation Committee and the Nominating Committee jointly retained Exequity LLP (“Exequity”) to serve as those committees’ independent compensation consultant. In this capacity, Exequity reviewed the compensation for non-employee directors at the Company’s peers and general industry trends, and provided observations and input to the Nominating Committee with respect to the program value and structure. The Nominating Committee reviewed such data and observations and made recommendations to the Board regarding proposed revisions to non-employee director compensation, which the Board approved on August 17, 2010. The following is a description of the compensation arrangements for the Company’s non-employee members of the Board of Directors effective as of August 17, 2010.

Each non-employee director is paid an annual retainer of $60,000 for his or her services as a director. Each member of the Compensation Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Compensation Committee receives an additional annual retainer of $25,000. Each member of the Audit Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Audit Committee receives an additional annual retainer of $25,000. Each member of the Nominating and Corporate Governance Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Nominating and Corporate Governance Committee receives an additional annual retainer of $15,000. Each member of the Compliance Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Compliance Committee receives an additional annual retainer of $20,000. Non-employee directors will also receive $1,500 for each Board meeting attended in excess of six Board meetings in a fiscal year, and each Committee member will receive $1,500 for each Committee meeting attended in excess of six meetings in a year. All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings.

Each non-employee director will also receive an annual grant of DSUs with a target value of $90,000, calculated based upon the average closing market price of the Common Stock during the month prior to the month in which the grant is made, but in no event to exceed 15,000 DSUs. The lead independent director will also receive an additional annual grant of DSUs with a target value of $30,000, calculated in the same manner. These DSUs vest upon grant but may not be sold, and remain tax-deferred, until the earlier to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of Corinthian. Directors also may voluntarily elect to receive their annual retainer in an equivalent amount of additional DSUs in lieu of cash. It is contemplated that these annual DSU grants will occur at the time of the Annual Stockholders’ Meeting.

Director Compensation Table—Fiscal 2010

The following table presents information regarding the compensation paid during fiscal 2010 to individuals who were members of the Company’s Board of Directors at any time during fiscal 2010 and who were not also employees of the Company during such period. The compensation paid to Jack D. Massimino and Peter C. Waller, both of whom were directors and employed by the Company during fiscal 2010, is presented below in the Summary Compensation Table, and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Total ($)
(a)	(b)	(c)	(d)	(h)
Linda Arey Skladany	79,000	28,665	87,247	194,912
Paul R. St. Pierre	68,000	28,665	87,247	183,912
Hank Adler	117,000	28,665	87,247	232,912
Terry O. Hartshorn	92,000	28,665	128,793	249,458
Alice Kane	94,000	28,665	87,247	209,912
Robert Lee	111,000	28,665	87,247	226,912
Timothy Sullivan	72,500	28,665	87,247	188,412
John Dionisio	74,000	28,665	87,247	189,912

(1)	In accordance with recent changes in the Securities and Exchange Commission’s (the “SEC”) disclosure rules, the amounts reported in Columns (c) and (d) of the table above for fiscal year 2010 reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to the Company’s non-employee directors during fiscal year 2010. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (c) and (d), please see the discussions contained in Note 7 (Common Stockholders’ Equity) to the Company’s Consolidated Financial Statements included as part of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, which note is incorporated herein by reference.

(2)	As described above, during fiscal year 2010 each of our continuing non-employee directors received an annual award of 10,500 options to purchase shares of Common Stock and 1,500 DSUs. In addition, the lead independent director of the Board also received 5,000 options to purchase shares of Common Stock (for a total annual award of 15,500 options).

(3)	As of June 30, 2010, the end of the Company’s fiscal year 2010, the Company’s non-employee directors held the following aggregate numbers of outstanding unexercised equity awards: (i) Linda Arey Skladany, 109,000 options and 3,000 DSUs; (ii) Paul R. St. Pierre, 274,400 options and 3,000 DSUs (of which 185,400 stock options were granted to Mr. St. Pierre while he was an employee of the Company prior to his retirement on June 30, 2003, and the remaining 89,000 stock options were granted to Mr. St. Pierre after his retirement solely for his services as a director); (iii) Hank Adler, 69,000 options and 3,000 DSUs; (iv) Terry O. Hartshorn, 106,000 options and 3,000 DSUs; (v) Alice Kane, 59,000 options and 3,000 DSUs; (vi) Robert Lee, 43,000 options and 3,000 DSUs; (vii) Timothy Sullivan, 32,125 options and 3,875 DSUs; and (viii) John Dionisio, 29,500 options and 3,500 DSUs.

Attendance at Meetings

The Board of Directors met in person or conducted telephonic meetings a total of eleven times during fiscal year 2010. During that same period, the Board acted three times by unanimous written consent. Each director who was a member of the Board at the time of the applicable meetings attended more than 75% of all Board meetings and applicable committee meetings held during the fiscal year. In addition, regular executive sessions of non-employee directors are held at least twice during each fiscal year.

Board members are encouraged to attend the Annual Meeting of Stockholders. Seven Board members who were on the Board of Directors at the time of last year’s Annual Meeting of Stockholders attended the Annual Meeting, and three Board members were unable to attend.

Board Leadership Structure

The Company currently separates the roles of Chief Executive Officer and Chairman of the Board, and the Executive Chairman of the Board is an executive officer of the Company. The Board of Directors believes this is the appropriate leadership structure for the Company at this time because it permits the Chief Executive Officer to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while permitting the Executive Chairman to focus on representing the Company in a legislative context, providing guidance to the Chief Executive Officer and setting the agenda for Board meetings. The Board also believes that the separation of the Chief Executive Officer and Chairman roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. The Board of Directors acknowledges that the best leadership model for the Company may change based on the Company’s needs at any given point in time. Accordingly, the Board of Directors may, depending on the circumstances, determine that a different leadership structure would be in the best interests of the Company in the future.

Because the Chairman of the Board is not an independent director, the Board of Directors has chosen Mr. Hartshorn to serve as the lead independent director to promote the independence of the Board and appropriate oversight of management. The lead independent director acts as a liaison between the independent directors and management and is responsible for assisting the Executive Chairman in establishing the agenda for Board meetings and for performing such other duties as may be specified by the Board from time to time.

Risk Oversight

The Board has an active role, as a whole and through its committees, in overseeing management of the Company’s risks. Management is responsible for identifying the material risks facing the Company and implementing appropriate risk management strategies. The Board’s role includes oversight of management’s day-to-day risk management activities and consideration of long-range strategic issues and risks to the Company. At each August Board meeting, the Chief Executive Officer and Chairman of the Board, in consultation with other members of management, will propose an agenda for the Board’s approval of key issues of strategy, risk and integrity to be scheduled and discussed during the course of the fiscal year. Prior to or during that meeting, each member of the Board will be invited to offer his or her suggestions. As a result of this process, a schedule of major discussion items for the following year, including with respect to risk management, is established. In addition, the Board and its committees are periodically updated throughout the year on potential areas of risk exposure and processes to mitigate risks in the course of its review of the Company’s strategy and business plan and through reports to the Board and its committees by senior members of management.

The Board’s committees, all comprised solely of independent directors, assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee oversees the Company’s risk assessment and risk management policies, particularly the management of financial risks. The Compensation Committee oversees the management of risks relating to the structure of the Company’s compensation plans, policies and overall philosophy. See “Risk Assessment and Mitigation” below. The Compliance Committee assists the Board in fulfilling its corporate governance and oversight responsibilities in relation to the Company’s regulatory compliance obligations, and coordinates its activities with other committees of the Board. In addition, the Nominating and Corporate Governance Committee monitors risks associated with the effectiveness of the Board and the implementation of the Company’s corporate governance principles. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, each committee regularly reports to the entire Board regarding such risks, which allows the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee.

The Board of Directors has determined that Mr. Adler, Ms. Skladany, Ms. Kane, Mr. Hartshorn, Mr. St. Pierre, Mr. Sullivan, Mr. Dionisio, and Mr. Lee are “independent” under applicable Nasdaq listing standards, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of a director. During fiscal 2010, Mr. Adler, Mr. St. Pierre, Mr. Hartshorn, Mr. Lee, Mr. Sullivan, Mr. Dionisio, Ms. Skladany, and Ms. Kane served on committees of the Board.

Audit Committee. The Audit Committee is currently comprised of Mr. Adler (chairperson), Mr. Hartshorn, Mr. Lee and Mr. Dionisio. Each of these directors is an “independent director” as defined in the Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Adler is an “audit committee financial expert,” as such term is defined in Regulation S-K, Item 407(d)(5) promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by our Board of Directors. A copy of the Charter can be viewed under the heading “Investors” on the Company’s website at www.cci.edu. The Audit Committee is responsible for, among other things, reviewing the results and scope of the audit and other services provided by the Company’s independent auditors, consulting with the Company’s independent auditors and retaining the Company’s independent auditors. The Audit Committee met six times during the fiscal year ended June 30, 2010.

Compensation Committee. The Compensation Committee was comprised of Ms. Kane (chairperson), Mr. St. Pierre, Ms. Skladany and Mr. Dionisio from July 1, 2009 to October 28, 2009. After October 28, 2009 through the end of fiscal year 2010, the Compensation Committee was comprised of Ms. Kane (chairperson), Mr. Sullivan, Ms. Skladany and Mr. Dionisio. Each of these directors is an “independent director” as defined in applicable Nasdaq rules. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company’s website at www.cci.edu under the heading “Investors.” The Compensation Committee has the authority to supervise all of the matters related to the compensation of executive officers of the Company, including determining policies and practices, changes in compensation and benefits for management, and all other matters relating to executive compensation. The Compensation Committee also administers the Company’s 1998 Performance Award Plan, as amended, the 2003 Plan, as amended, the Company’s 2004 New-Hire Award Plan, and the ESPP.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee currently has no such subcommittees and has no current intention to delegate any of its authority to any subcommittee. The Company’s executive officers, including the Named Executive Officers (as identified below), do not have any role in setting the form or amount of compensation paid to the Named Executive Officers and other senior executive officers. However, the Company’s Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers, in some instances after receiving input from other executive officers.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. During fiscal 2010, the Compensation Committee retained the services of Steven Hall & Partners and Exequity LLP, at different times, as its independent compensation consultants to provide advice in determining certain compensation matters for the Company’s senior executive officers.

The Compensation Committee met eight times during the fiscal year ended June 30, 2010.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board is currently comprised of Ms. Skladany (chairperson), Mr. Hartshorn, Mr. St. Pierre and Mr. Sullivan. Each of these directors is an “independent director” as defined in applicable Nasdaq rules. The Nominating Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company’s website at www.cci.edu under the heading “Investors.” The Nominating Committee’s functions include identifying qualified individuals to become Board members, recommending the composition of the Board of Directors’ committees, monitoring a process to assess Board effectiveness, and reviewing and making recommendations regarding director compensation. The Nominating Committee met four times during the fiscal year ended June 30, 2010.

In its assessment of potential board member candidates, the Nominating Committee reviews the nominees’ experience and independence, the current needs of the Board, and such other factors as the Nominating Committee may determine are pertinent at the time. The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate diversity of backgrounds. The Nominating Committee will also take into account the ability of a person to devote the time and effort necessary to fulfill his or her responsibilities. Nominees may be suggested to the Nominating Committee by other directors, members of management, as well as Company stockholders. The Nominating Committee also has in the past engaged third-party consultants to help identify and evaluate potential director nominees. In considering nominees to the Board, the Nominating Committee will select individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment to be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board. The Nominating Committee’s evaluation does not vary based on whether or not a candidate is recommended by a stockholder. In order to provide the Nominating Committee time to evaluate candidates prior to submission to the stockholders for vote at the 2011 Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at the Company’s corporate office no later than the close of business on August 17, 2011. The recommendation must contain the following: the name, residence and business address of the nominating stockholder; a representation that the stockholder is a record holder of Company stock or holds Company stock through a broker and the number of shares held; a representation as to whether or not the stockholder holds any derivative positions or has engaged in any hedging or other transactions that impacts voting power or economic interest with respect to the Company’s securities; information regarding each nominee which would be required to be included in a proxy statement, including a statement of the qualifications of the recommended person; a description of any arrangements or understandings between and among the stockholder and each nominee; and the written consent of each nominee to serve as a director, if elected.

Compliance Committee. The Compliance Committee was comprised of Mr. Lee (chairperson), Mr. Adler, Ms. Kane and Mr. Sullivan from July 1, 2009 to October 28, 2009. After October 28, 2009 through the end of fiscal year 2010, the Compliance Committee was comprised of Mr. Lee (chairperson), Mr. Adler, Ms. Kane and Mr. St. Pierre. Each of these directors is an “independent director” as defined in the applicable Nasdaq rules. The Compliance Committee operates under a written charter adopted by our Board of Directors. A copy of the Charter can be viewed under the heading “Investors” on the Company’s website at www.cci.edu. The Compliance Committee is responsible for, among other things, reviewing the Company’s processes to ensure that an appropriate framework of policies, procedures, reporting, ethical standards and employee accountability is established and functioning to achieve regulatory compliance. This includes reviewing with management the appropriate allocation of resources to achieve the desired results and reviewing the Company’s efforts to nurture a culture of compliance and embed compliance awareness and accountability throughout the Company. The Compliance Committee met four times during the fiscal year ended June 30, 2010.

Stockholder Communications

Any stockholder wishing to communicate with the Board, or any individual director, may write to the Board of Directors or such individual director, as applicable, c/o the Corporate Secretary of the Company, at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707. The Corporate Secretary will forward these communications directly to the individual director specified, or if none, to the Chairman of the Board.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Corinthian employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions, which meets the requirements of Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. A copy of the Code of Business Conduct and Ethics can be viewed under the heading “Investors” on the Company’s website at www.cci.edu.

Review and Approval of Transactions with Related Persons

The Audit Committee’s Charter requires that the Audit Committee conduct an appropriate review of all proposed related person transactions (which term refers to transactions that would be required to be disclosed pursuant to Regulation S-K, Item 404(a) promulgated under the Securities Exchange Act of 1934, as amended) and that management shall not cause the Company to enter into any new related person transaction unless the Audit Committee approves such transactions. In addition, the Company’s Code of Business Conduct and Ethics requires that all employees discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the Company’s General Counsel, except in the case of the Company’s Chief Executive Officer, in which case such matter should be discussed with the chair of the Audit Committee. Additionally, executive officers and directors of the Company must not engage in any transaction with the Company unless it has been previously approved by the Audit Committee of the Board of Directors. For purposes of this requirement, the term “transaction” does not include compensation which is approved by the Compensation Committee of the Board for services to the Company.

Transactions with Related Persons

The Company and its subsidiaries had no transactions, nor are there any currently proposed transactions, in which the Company or its subsidiaries was or is to be a participant, where the amount involved exceeded $120,000, and where any director, executive officer or beneficial holder of more than 5% of the outstanding shares of Common Stock, or any of their immediate family members, had a material direct or indirect interest reportable under applicable SEC rules.

Corporate Governance Principles

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Principles to assist the Board in the discharge of its duties and to serve the interest of the Company and its stockholders. The Corporate Governance Principles can be viewed under the heading “Investors” on the Company’s website at www.cci.edu.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was comprised of Ms. Kane (chairperson), Mr. St. Pierre, Ms. Skladany and Mr. Dionisio from July 1, 2009 to October 28, 2009. After October 28, 2009 through the end of fiscal year 2010, the Compensation Committee was comprised of Ms. Kane (chairperson), Mr. Sullivan, Ms. Skladany and Mr. Dionisio. No executive officer of the Company serves or has served as a member of the Compensation Committee or board of directors of any entity that employs or has employed any member or former member of the Compensation Committee of the Company.

Adverse Interests

Between July 21, 2004 and July 23, 2004, two derivative actions captioned Collet, Derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., and Davila, Derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., were filed in the Orange County California Superior Court against David Moore, Dennis Beal, Dennis Devereux, Beth Wilson, Mary Barry, Stan Mortensen, Bruce Deyong, Loyal Wilson, Jack Massimino, Linda Skladany, Paul St. Pierre, Michael Berry, and Anthony Digiovanni, and against the Company as a nominal defendant. Each individual defendant is one of the Company’s current or former officers and/or directors. The lawsuits allege breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, and violations of the California corporations’ code. The Collet and Davila cases have now been consolidated into one action. A memorandum of understanding was executed by the parties resolving these cases, pending court approval, for an immaterial amount of attorneys’ fees to be paid by the Company’s directors’ and officers’ insurance carrier to the plaintiffs’ lawyers, and with the Company agreeing to certain corporate governance matters. On October 29, 2009, the Court denied the parties’ motion for approval of the settlement, but the parties continue to explore avenues to resolve this matter.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms it has received and those it has prepared on behalf of officers of the Company, the Company believes that all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners during or with respect to fiscal 2010 were complied with by such persons, except that the Company filed a Form 4, Statement of Changes in Beneficial Ownership, on behalf of Mr. Ord more than two days after Mr. Ord had shares withheld by the Company with respect to income taxes payable upon the vesting and delivery of shares of common stock underlying restricted stock units previously granted to him by the Company.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation for the Company’s Executive Chairman of the Board, principal executive officer, principal financial officer, and the two other most-highly compensated individuals who served as executive officers of the Company at the end of its 2010 fiscal year. These five individuals are referred to as the “Named Executive Officers” in this Proxy Statement. The Company’s Named Executive Officers for fiscal 2010 are as follows:

Name	Title

Jack Massimino	Executive Chairman of the Board

Peter Waller	Chief Executive Officer

Kenneth Ord	Executive Vice President and Chief Financial Officer

Matt Ouimet	President and Chief Operating Officer

Beth Wilson	Executive Vice President

The Company’s executive compensation programs are determined and approved by the Compensation Committee. As contemplated by its Charter, the Compensation Committee annually evaluates the Chief Executive Officer’s compensation in light of corporate performance and the competitive labor market environment in which the Company competes for executive talent, and bases the Chief Executive Officer’s compensation, including salary, bonus, grants of equity compensation, perquisites and severance arrangements, upon such evaluations. The Compensation Committee also annually reviews and approves the compensation structure for the Company’s other executive officers, including the Named Executive Officers, by assessing the Company’s performance and the competitive labor market, and sets the annual compensation, including salary, bonus, and equity compensation grants, for such executive officers. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in making decisions regarding the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendation of the Executive Chairman of the Board in setting the compensation level for the Chief Executive Officer, and considers the recommendation of the Chief Executive Officer in setting the compensation levels for other executive officers.

Under its Charter, the Compensation Committee has the authority to hire independent consultants to advise it on executive compensation matters. During fiscal 2009 and the first half of fiscal 2010, the Compensation Committee retained Steven Hall & Partners (“SHP”) as its independent consultant. In its role, SHP advised upon fiscal 2010 program design and executive compensation levels. Additionally, SHP provided the Compensation Committee with advice on general compensation decisions and market trends, including setting fiscal 2010 compensation for the Company’s Chief Executive Officer and its Executive Chairman. During fiscal 2010, the Compensation Committee discontinued the services of SHP and retained Exequity to fill the role of independent compensation consultant. In its role, Exequity advised the Compensation Committee regarding fiscal 2010 end-of-year compensation decisions, as well as 2011 program design and executive compensation levels, including advising the Compensation Committee as it determined the fiscal 2011 compensation structure for the Company’s Chief Executive Officer and Executive Chairman.

In fiscal 2008, the Company’s management retained Mercer LLC (“Mercer”), a compensation consultant, to provide consulting services regarding the Company’s overall compensation strategy. As part of its overall services to the Company, Mercer has provided observations and input regarding the compensation of executive officers, other than Mr. Massimino in his role as Chief Executive Officer in fiscal 2009 and his role as Executive Chairman in fiscal 2010 and 2011 and Mr. Waller in his role as Chief Executive Officer in fiscal 2010 and 2011. Mercer also provides management with other non-executive compensation and benefit consulting services.

Mercer has not been retained by the Compensation Committee, and all data, observations and advice provided by Mercer to the Compensation Committee with respect to executive compensation have been reviewed and commented on by the Compensation Committee’s independent consultant, either SHP or Exequity, as applicable, during their respective periods of engagement. In preparation for both fiscal 2010 and fiscal 2011, Mercer conducted an assessment of the compensation practices of the Company’s peers and advised the Company regarding salaries, short-and long-term incentives, internal pay equity considerations and stock ownership guidelines. In the latter half of fiscal 2009 and the first portion of fiscal 2010, SHP reviewed Mercer’s work and provided the Compensation Committee with advice on these matters as well, while in the latter half of fiscal 2010 Exequity reviewed Mercer’s work and provided the Compensation Committee with independent advice. Neither SHP nor Exequity has at any time provided any services to the Company other than (i) consulting services provided in fiscal 2009, 2010, and 2011 to the Compensation Committee regarding executive compensation, and (ii) consulting services provided to the Nominating Committee regarding Director compensation.

Executive Compensation Program Objectives and Elements

The Company’s current executive compensation programs are intended to help the Company achieve three fundamental objectives: (1) recruit and retain superior talent; (2) create a significant direct relationship between pay and performance; and (3) reinforce the alignment between executive officers’ and stockholders’ interests.

As described in more detail below, the material elements of our current executive compensation programs for Named Executive Officers consist of the following: a base salary, an annual cash bonus opportunity (referred to in the Summary Compensation Table below as “Non-Equity Incentive Plan Compensation”), a long-term equity incentive opportunity in the form of stock options and restricted stock units (“RSUs”), perquisites, and severance and other benefits payable in connection with a termination of employment or change in control. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as summarized in the table below.

Compensation Element	Principal Compensation Objectives

Base Salary	Provide competitive salary that rewards for day-to-day job performance

Annual Cash Bonus Opportunity	Drive annual corporate financial results, while maintaining high standards of regulatory compliance

Long-Term Equity Incentives	Create alignment with stockholders, drive stockholder value, and provide retention

Perquisites	Provide modest supplemental benefits to attract key talent

Severance and Other Benefits	Ensure unbiased assessment of mergers and acquisitions activity and fair treatment in event of termination

Market Assessment

In setting compensation for fiscal 2010 and fiscal 2011, the Company’s management engaged Mercer to perform a market compensation assessment. In both years, Mercer assisted the Company in identifying peer groups of other publicly-traded companies to serve as reference points for competitive pay practices, while SHP and Exequity provided the Compensation Committee with guidance on final peer group selection for fiscal years

2010 and 2011, respectively, with respect to executive compensation decisions. In addition to peer company data, survey data was collected from both specialized for-profit education compensation surveys as well as general industry compensation surveys, which consisted of Mercer’s US Global Premium Executive Remuneration Suite, Watson Wyatt Data Services’ Survey Report on Top Management Compensation, and Mercer’s US HRPEN Compensation Survey: A For-Profit Post-Secondary Education Study. These surveys were considered generally, and no one company’s data within the survey received particular focus. Where possible, data was selected based on Corinthian’s revenue in order to reflect the compensation of executives at similarly sized companies. In both years, Mercer gathered peer and survey data for base salary, short-term incentive compensation, long-term incentive compensation and total direct compensation (consisting of annual base salary and short-and long-term incentive compensation) for each Named Executive Officer other than the Chairman of the Board. Mercer provided market data for the Chief Executive Officer position to the Compensation Committee’s independent advisors, SHP and Exequity, and the independent advisor then worked with the Compensation Committee to make decisions regarding the compensation of the Chief Executive Officer, Mr. Waller. In 2010 and 2011, SHP and Exequity, respectively, gathered market data for the Executive Chairman of the Board position. As market data for the Executive Chairman position is somewhat limited and specific to the incumbents’ role, the Compensation Committee and its advisors considered Mr. Massimino’s previous pay as CEO and the nature of his ongoing role, expected time commitment and impact on the organization in determining his compensation structure and levels for fiscal years 2010 and 2011.

To complete the compensation assessment for fiscal 2010, the Company and Mercer refined the Company’s peer groups with SHP’s input. While the peer group was refined in 2010, the general philosophical approach to selecting peers was consistent with fiscal 2009. As in previous years, the fiscal 2010 peer group was comprised of both for-profit education and general industry peers. The Company believes that, while it is important to understand the compensation levels and practices of direct industry peers, the majority of Corinthian’s executive talent has been recruited from general industry companies with similar operating characteristics and, therefore, general industry market data is highly relevant.

The fiscal 2010 for-profit education peer group was consistent with the fiscal 2009 peer group other than the addition of two companies, Capella Education Company and Education Management Corporation. Specifically, in assessing fiscal 2010 compensation for executive officers, the Company utilized the following for-profit education peers:

Company	Industry	Revenue as of June 30, 2009 (millions)
Apollo Group, Inc.	Education Services	$4,742
Capella Education Company	Education Services	$298
Career Education Corporation	Education Services	$1,672
DeVry Inc.	Education Services	$1,461
Education Management Corporation	Education Services	$2,011
ITT Educational Services, Inc.	Education Services	$1,139
Lincoln Educational Services, Inc.	Education Services	$455
Strayer Education, Inc.	Education Services	$452
Universal Technical Institute, Inc.	Education Services	$352

Median of Fiscal 2010 For-Profit Education Peers		$1,139
Corinthian		$1,308

In choosing general industry peers for fiscal 2010, the Company first excluded those fiscal 2009 peers that were no longer stand-alone public companies (Apria Healthcare, Downey Financial Corp., and FirstFed Financial Corp.). Revenue size, business model, and operating characteristics, including geographically distributed, multi-unit, consumer-service organizations, some of which operate in highly regulated environments, were then used as the primary criteria for peer screening. Given these primary screening characteristics, companies included in the fiscal 2009 general industry peer group whose business models were less similar to Corinthian’s were removed from the fiscal 2010 peer group (Advanced Medical Optics, Kaiser Aluminum, Pacific Sunwear, Quality Systems, Quest Software, and Resources Connection). Those companies included in the fiscal 2009 general industry peer group that met the Company’s primary screening characteristics were maintained and supplemented by two additional companies that also met these criteria: Hot Topic and LifePoint Hospitals. As in fiscal 2009, where possible, companies located in the same geographic region were included, but in selecting fiscal 2010 peers geography was a secondary consideration. Ultimately, the following general industry peers were selected for purposes of assessing fiscal 2010 executive compensation levels:

Company	Industry	Revenue as of June 30, 2009 (millions)
Carl Karcher Restaurants	Restaurants	$1,447
The Cheesecake Factory Incorporated	Restaurants	$1,606
The Gymboree Corporation	Retail	$989
Hot Topic, Inc.	Retail	$777
LifePoint Hospitals, Inc.	Healthcare Facilities	$2,814
P.F. Chang’s China Bistro, Inc.	Restaurants	$1,202
Skilled Healthcare Group	Healthcare Facilities	$755
Sun Healthcare Group, Inc.	Healthcare Facilities	$1,859
VCA Antech, Inc.	Healthcare Facilities	$1,296

Median of Fiscal 2010 General Industry Peers		$1,296
Corinthian		$1,308

In setting fiscal 2011 compensation, the Company refined its peer groups with Mercer’s and Exequity’s input. Again, the basic approach of selecting both for-profit education and general industry peers remained consistent with the approach taken in prior years. Select changes to both the direct and general industry peer groups were made primarily to reflect the continued growth of the Company as evidenced by its growth in revenue. Specifically, the Company removed four peers in the Education Services industry with revenue less than  1/2 of the Company’s (Lincoln Educational Services, Strayer Education, Universal Technical Institute, and Capella Education), so that its fiscal 2011 peer group included the following for-profit education companies:

Company	Industry	Revenue as of June 30, 2010 (millions)
Apollo Group, Inc.	Education Services	$4,742
Career Education Corporation	Education Services	$2,016
DeVry Inc.	Education Services	$1,915
Education Management Corporation	Education Services	$2,509
ITT Educational Services, Inc.	Education Services	$1,500

Median of Fiscal 2011 For-Profit Education Peers		$2,016
Corinthian		$1,764

In choosing general industry peers for fiscal 2011, the Company first excluded those fiscal 2010 peers with revenue less than  1/2 of the Company’s (Skilled Healthcare Group and Hot Topic). The Company also excluded fiscal 2010 peers that were no longer public companies (Carl Karcher Restaurants). Using the same screening criteria as in fiscal 2010, revenue size, business model, and operating characteristics, the Company decided to add six companies to its general industry peer group (Hyatt Hotels, Select Medical Holdings, Service Corp International, Quicksilver, Williams-Sonoma, and Wyndham Hotels) in order to further balance the industry composition of the group and more closely align the median revenue with that of the Company. As noted below, two of the six companies added are within the hospitality industry, an industry whose operational model the Company has long considered relevant. Prior to fiscal 2011, the Company was unable to find hospitality companies with comparable revenue. As in fiscal 2010, where possible, peers located in the same geographic region were included, but, in selecting fiscal 2011 peers, geography continued to be a secondary consideration. Ultimately, the following general industry peers were selected for purposes of assessing fiscal 2011 executive compensation levels:

Company	Industry	Revenue as of June 30, 2010 (millions)
The Cheesecake Factory Incorporated	Restaurants	$1,626
The Gymboree Corporation	Retail	$1,044
Hyatt Hotels Corporation	Hospitality	$3,425
LifePoint Hospitals, Inc.	Healthcare Facilities	$3,068
P.F. Chang’s China Bistro, Inc.	Restaurants	$1,240
Quiksilver, Inc.	Retail	$1,941
Sun Healthcare Group, Inc.	Healthcare Facilities	$1,893
Select Medical Holdings Corporation	Healthcare Facilities	$2,284
Service Corporation International	Healthcare Facilities	$2,115
VCA Antech, Inc.	Healthcare Facilities	$1,338
Williams-Sonoma, Inc.	Retail	$3,209
Wyndham Worldwide Corporation	Hospitality	$3,778

Median of Fiscal 2011 General Industry Peers		$2,028
Corinthian		$1,764

Prior to setting fiscal 2010 compensation, the Compensation Committee discussed and more fully articulated its overall compensation philosophy, including desired market positioning. The compensation data derived from the peer groups and surveys is intended to inform the Compensation Committee’s decision-making process, but the Compensation Committee does not use the compensation data to set specific compensation levels based on formulaic benchmarking. Rather, the Compensation Committee determined that it would generally target total direct compensation for its executives at a level it determined to be between the 50th and 75th percentiles of the market based on the information considered by the Compensation Committee, with specific compensation levels for each executive officer based on the subjective judgment of the Compensation Committee. In aggregate, current structural compensation for the Company’s Named Executive Officers is aligned with the Compensation Committee’s articulated philosophy, with only one Named Executive Officer, Beth Wilson, falling above that articulated range. The Compensation Committee believed this overall targeted compensation level for Ms. Wilson was appropriate due to her long tenure with, and contribution to, the Company, and her fiscal 2009 compensation levels.

Additionally, the Compensation Committee determined that the Company’s most senior executives should have a majority of their total direct compensation delivered in variable or performance-based pay, and/or tied to stockholder returns. Although the Compensation Committee has not defined specific targets for allocating between long-term and currently-paid compensation, or between cash and non-cash compensation, the Compensation Committee believes the current mix between these compensation elements appropriately achieves the Company’s compensation objectives. In keeping with this philosophy, more than fifty percent of the Company’s key executives’ targeted total direct compensation is variable and is tied to the Company’s short-term financial performance and long-term stockholder returns. This variable and performance-based compensation is delivered in the form of (i) one-year cash bonus plans that constitute a significant percentage of executives’ targeted total cash compensation, and (ii) equity awards that constitute all of the executives’ long-term compensation.

Overview of Company Performance, Decisions for Fiscal Year 2010, and Changes for Fiscal 2011

Fiscal 2010 Company Performance

During fiscal 2010, the Company outpaced its industry peers in the growth of its revenue and operating income, and showed continued steady improvement in its operating income margins. As discussed in greater detail below, the Company’s fiscal 2010 operating results were also exceptional relative to its annual bonus performance goals proposed by management and approved by the Compensation Committee at the beginning of the year.

Fiscal 2010 and 2011 Compensation Decisions and Changes

The executive compensation structure in place for fiscal year 2009 did not substantively change in fiscal 2010. However, there were substantive changes to the composition of the Company’s executive team going into fiscal 2010. At the end of fiscal year 2009, Mr. Massimino resigned as the Company’s Chief Executive Officer and became its Executive Chairman of the Board. In his role as Executive Chairman, Mr. Massimino is focused on legislative affairs, education industry reputation and acquisitions, as well as working closely and collaborating with the Company’s management and Board of Directors on the Company’s long-term strategic plan. Mr. Waller, the Company’s former President and Chief Operating Officer, was promoted to Chief Executive Officer at the start of fiscal 2010. Mr. Ouimet, the Company’s former Executive Vice President, Operations, succeeded Mr. Waller as the Company’s President and Chief Operating Officer at that time.

The Company is consistently evaluating and refining its executive compensation programs to help ensure optimal support of its compensation objectives. To this end, the Company completed a thorough review of its executive compensation program design prior to fiscal 2010 and, following advice and input from both Mercer and SHP, made select changes to its compensation programs for fiscal year 2010 as outlined below.

Overall, executive compensation continued to be comprised of three key elements: base salary, short-term cash incentives, and long-term equity incentives. In regards to base salary, no increases were made to the Named Executive Officers’ base salaries for fiscal 2010 with the exception of Mr. Waller, who received an increase in salary in recognition of his promotion to Chief Executive Officer. The decision to hold executives’ base salaries constant for fiscal 2010 was made in order to begin to bring overall target compensation into line with the Compensation Committee’s newly articulated compensation philosophy and to emphasize variable compensation. For fiscal 2010, target and maximum bonus opportunities remained unchanged for the Named Executive Officers, except for Mr. Waller and Mr. Ouimet, who received increases in their bonus opportunities in recognition of their promotions to Chief Executive Officer and President and Chief Operating Officer, respectively. As in fiscal 2009, bonus payouts for fiscal 2010 were determined based on achievement of an operating income goal and regulatory compliance gate established at the beginning of the fiscal year. As discussed below, payouts for fiscal 2010 reached their maximum level—200% of target—in light of financial operating performance that far exceeded pre-established and approved goals.

As described in detail below, the most significant executive compensation changes in fiscal 2010 were made to the equity program. While the program continued to be comprised of grants of RSUs and options to purchase shares of the Company’s stock, the Company shifted to “value-based” long-term incentive compensation guidelines, as opposed to the “share-based” guidelines previously employed. Through the implementation of the value-based approach, the Company granted fewer stock options and RSUs related to its fiscal 2010 annual grant, in the aggregate, when compared to its previous program structure. In addition to shifting to value-based guidelines in fiscal 2010, the Company also crafted the guidelines to allow for the future granting of more differentiated individual equity awards based on role criticality and individual performance of each eligible employee. Finally, in fiscal 2010, the Compensation Committee established stock ownership guidelines for executive officers. These guidelines apply to the Chief Executive Officer, the Chief Operating Officer, Executive Vice Presidents, Senior Vice Presidents, and Division Presidents and are intended to further align the interests of management with the Company’s stockholders. Additional details on the executive stock ownership guidelines are provided below.

Changes to the executive compensation program for fiscal 2011 were limited. Consistent with external executive compensation trends, executive base salaries were increased by 3%. The Chief Executive Officer, Mr. Waller, and the President and Chief Operating Officer, Mr. Ouimet, received additional base salary increases in recognition of their continued strong performance in their new roles and to increase alignment with the Compensation Committee’s stated executive compensation philosophy. For fiscal 2011, bonus targets opportunities remained constant for all executives with the exception of the Executive Chairman of the Board, Mr. Massimino, who will no longer be eligible for short-term incentives given his reduced focus on annual operating activities. In regards to long-term incentives, the Company maintained its value-based grant guidelines and stock ownership guidelines initially established in fiscal 2010. Details regarding the approach the Compensation Committee took with respect to fiscal 2011 equity grants and regarding stock ownership guidelines are included below in the “Long-Term Equity Incentive Awards” and “Executive Stock Ownership Guidelines” sections, respectively.

Executive Compensation Elements

Base Salaries

In order to bring overall target compensation into line with the Compensation Committee’s newly articulated compensation philosophy and to shift the emphasis of our executive pay mix towards variable compensation, the Named Executive Officers did not receive base salary increases at the start of fiscal 2010 with the exception of Mr. Waller, who received an increase in base salary in connection with his promotion to the Chief Executive Officer position. For fiscal 2011, each of the Named Executive Officers received a modest increase in annual base salary compared to fiscal 2010, with the exception of Mr. Massimino, who did not receive a base salary increase. Mr. Waller and Mr. Ouimet each received a more substantial increase in base salary for fiscal 2011 in recognition of their performance in their new roles and in order to increase the alignment of their pay with the stated compensation philosophy. Base salary changes for fiscal 2010 and fiscal 2011 were as follows:

Named Executive Officer	Fiscal 2010 Base Salary	Percentage Increase	Fiscal 2011 Base Salary	Percentage Increase
Jack Massimino	$832,000	0%	$832,000	0%
Peter Waller	$650,000	31.5%	$775,000	19%
Matt Ouimet	$450,000	0%	$550,000	22%
Kenneth Ord	$442,000	0%	$455,000	3%
Beth Wilson	$413,051	0%	$425,000	3%

Annual Cash Bonus

None of the Company’s executive officers, including the Named Executive Officers, are entitled to a guaranteed or minimum annual bonus. Instead, bonuses for the executive officers are based upon the Company’s performance relative to Company financial and compliance goals. The Compensation Committee annually approves a target bonus opportunity for each executive that is expressed as a percentage of the executive’s base salary. In addition, the Compensation Committee retains the right to reduce or eliminate bonus payments in its discretion.

The Compensation Committee has considered various financial and operating metrics for the purposes of establishing the annual incentive plan. Since fiscal 2008, the Compensation Committee has used an operating income measure and a regulatory compliance “gate” for the Company for purposes of calculating the executive officers’ bonuses. The Compensation Committee believes that operating income is the most appropriate measure to align the Company’s business strategies and financial objectives with those of the stockholders, while a regulatory compliance gate encourages management to mitigate risk and exercise careful oversight of the Company’s complex regulatory environment. The regulatory compliance “gate” is a condition that requires the

Company’s schools, on average, to achieve a specified internally-tracked compliance score, as determined by the Company’s internal audit department. The compliance “gate” must be achieved for any annual incentive to be paid to key executives. While the Company considers the compliance “gate” to be reasonably likely to be achieved, management has periodically assessed the factors involved in the compliance “gate” and over time has increased the difficulty of achieving this standard. The Company continued to utilize regulatory compliance and operating income as its primary annual incentive plan measures for fiscal 2010 and fiscal 2011.

At the time the Company’s performance objectives were set for fiscal 2010, the Compensation Committee believed that the target for operating income would be met only if the Company performed at a high level throughout the year. The operating income target for the Company was $196.9 million, or 65% greater than the Company’s actual operating income for fiscal 2009. Halfway through fiscal 2010, the Company acquired Heald College and, with the Compensation Committee’s approval, management adjusted the operating income target upwards to $199.3 million, or 67% greater than the Company’s actual operating income for fiscal 2009. The Company significantly overachieved this performance goal, by achieving operating income of $240.7 million, or 121% of target.

For fiscal 2010, the Compensation Committee set Named Executive Officers’ target bonus opportunities as follows:

Named Executive Officer	Target Bonus (%)	Target Bonus ($)	Max Bonus (%)	Max Bonus ($)
Jack Massimino	115%	$956,800	230%	$1,913,600
Peter Waller	115%	$747,500	230%	$1,495,000
Matt Ouimet	100%	$450,000	200%	$900,000
Kenneth Ord	75%	$331,500	150%	$663,000
Beth Wilson	75%	$309,788	150%	$619,577

In order for each Named Executive Officer to receive 100% of his or her target bonus for fiscal 2010, the Company had to meet a pre-determined regulatory compliance gate and achieve 100% of the Company’s adjusted operating profit goal of $199.3 million. If the Company met the regulatory compliance gate, bonus payouts would be made at the following percentages of each executive’s bonus target, based upon the Company’s fiscal 2010 operating income achievement:

Company 2010 Operating Income Achievement ($, in millions)	Percent of Targeted Operating Income Achievement (%)	Percent of Executive’s Bonus Target Payout Level (%)
< $179.4	< 90%	0%
$179.4	90%	40%
$199.3	100%	100%
$239.2	120%	200%
> $239.2	> 120%	200%

As stated above, at the end of the fiscal year, the Compensation Committee determined that the Company met its regulatory compliance gate and achieved operating income of $240.7 million, or 121% of its target goal. Payouts under the annual incentive program reached their maximum level, 200% of the target bonus, as follows:

Name	Fiscal 2010 Base Salary ($)	Fiscal 2010 Bonus Target, as a % of Salary (%)	Target Bonus ($)	Payout Level Based on Achievement (%)	Fiscal 2010 Bonus ($)
Jack Massimino	$832,000	115%	$956,800	200%	$1,913,600
Peter Waller	$650,000	115%	$747,500	200%	$1,495,000
Matt Ouimet	$450,000	100%	$450,000	200%	$900,000
Kenneth S. Ord	$442,000	75%	$331,500	200%	$663,000
Beth Wilson	$413,051	75%	$309,788	200%	$619,577

For fiscal 2011, the Named Executive Officers’ bonus opportunities as a percentage of salary will remain the same, except that Mr. Massimino will no longer have a bonus opportunity as the Compensation Committee believes the focus of his role will best be compensated through a combination of base salary and long-term incentives. The goals for fiscal 2011 will continue to be based on operating income and regulatory compliance.

Long-Term Equity Incentive Awards

The Compensation Committee believes that long-term equity incentive awards should be a significant component of the Named Executive Officers’ total compensation. Additionally, the Compensation Committee believes that awarding a combination of options and RSUs appropriately aligns executive interests with shareholders and balances emphasis on performance and retention. In the case of executives, annual equity awards have been historically heavily weighted towards options so that the majority of executives’ equity compensation is earned only if the stock price rises. At the same time, RSUs have been used to provide a modest amount of retention value during periods of market volatility, while also tying executives’ compensation to stockholder returns. This design supports the Compensation Committee’s objectives of alignment with stockholders’ interests, retention of key talent, and pay for performance. Therefore, annual equity grants for the Named Executive Officers, including the fiscal 2010 and fiscal 2011 grants, were comprised of 70% options and 30% RSUs determined on a grant date value basis under the principles used to the determine the grant date value of the award for financial reporting purposes.

Prior to the fiscal 2010 grant, the Company had granted its executives and other equity-eligible employees a consistent number of shares based on employee level. At the start of fiscal 2010, the Company implemented a “value-based,” or dollar-denominated approach, which provides guidelines for determining the annual value of equity awards expressed as a percentage of base salary. Value-based or dollar-denominated long-term incentive compensation increases the transparency of the actual amount of equity granted, and allows the Company greater control of its long-term incentive compensation expense. As in the Company’s annual incentive plan, the value of long-term incentive awards is denominated as a percentage of base salary and is determined by the employees’ level within the organization. By setting individual equity opportunity levels as a percentage of base salary, the Company is able to more effectively manage pay mix year-to-year and drive desired performance focus and award outcomes. One effect of this change in policy, which the Compensation Committee will take into account, is that increases in base salary will result in an equal percentage increase in the value of equity grants that follow any base salary increase in order to maintain the pay mix relationship. Also, the value-based guidelines are sufficiently broad so that individual awards for eligible employees can be differentiated based on such factors as individual performance, potential and retention. As part of this refinement to the equity program, the Compensation Committee will also exercise its judgment in increasing or decreasing the total equity pool size from year to year based upon any factors it may consider appropriate, including the Company’s operational performance compared to its previously-determined objectives and compared to the performance of its education industry peers, program cost and overall share usage.

For fiscal 2010, the Compensation Committee developed a value-based grant target for each executive officer other than the Executive Chairman of the Board, Mr. Massimino. The value-based grant target for each executive is expressed as a dollar value or percentage of the executive’s base salary and represents the target level of equity-based awards (valued on their date of grant using the valuation principles applied in the Company’s financial reporting) to be awarded to the executive during the year, subject to the Compensation Committee’s discretion to determine the actual number, type and terms of the awards to be granted. With respect to Mr. Waller, the Compensation Committee set his target equity award level at $1.4 million. With respect to Mr. Ouimet, Mr. Ord and Ms. Wilson, the Compensation Committee set their target equity award grant level for the year at 150%, 115% and 115%, respectively, of their respective base salaries. The Compensation Committee determined these levels in its subjective judgment, based largely on each executive’s position with and responsibility for the overall operations of the Company, and at a level the Compensation Committee believed would be consistent with providing total compensation to the executive between the market median and 75th percentiles of the Company’s peer group. The Compensation Committee also approved a $1 million increase in

Mr. Waller’s target value on a one-time basis (from $1.4 million to $2.4 million) to recognize his promotion to Chief Executive Officer. The award for Mr. Massimino was approached slightly differently than that for the other Named Executive Officers. The Compensation Committee decreased the value of Mr. Massimino’s long-term incentive compensation award to approximately 1/3 of the grant-date value of his 2009 option award and his March 2008 RSU award, and provided that 100% of his award would vest on the first anniversary of the grant date. The Compensation Committee determined, in its judgment, that this grant value and short-term vesting schedule were appropriate in light of the changing scope of Mr. Massimino’s responsibility.

For fiscal 2011, the Compensation Committee maintained the overall structure of the equity program used in fiscal 2010 with only minor modifications. Specifically, the Compensation Committee decided that the share price used to determine the number of shares delivered to executives would be based on the average share price for the month preceding the actual delivery of equity awards, whereas for fiscal 2010 awards, the numbers of shares delivered was based on the grant date stock price. This decision to use an average share price was intended to mitigate the potential volatility of the number of shares granted to executives based on the stock price on a single date. This mechanism is only used to determine the number of shares and not to determine the value of equity awards as of the grant dates, since the reported value of the RSUs and the exercise price of all options are based on the grant date closing stock price in accordance with our equity grant policies.

Additionally, due to current share constraints, the Compensation Committee determined that executive’s fiscal 2011 equity awards would be delivered in two installments. Whereas historically the full equity award has been delivered in August of the applicable fiscal year, in fiscal 2011 a portion of the executive equity awards was delivered in August 2010, with the remainder to be delivered in November 2010 pending shareholder approval of the Company’s request for additional shares. In August 2010, executives received as much of the option portion of their 70% options/30% RSU awards as was allowed by the number of available shares under the 2003 Plan, with the exception of Mr. Massimino, who will receive the full value of his 100% RSU award in November, subject to stockholder approval of Proposal 3. The remaining portion option and RSU awards will be delivered in November, subject to stockholder approval of Proposal 3. The full number of options and shares to be granted to executives through both the August and November grants was determined and approved by the Compensation Committee based on the Company’s average stock price in July 2010.

For Mr. Massimino’s fiscal 2011 grant, the Compensation Committee used the approximate value of his fiscal 2010 target annual bonus award opportunity and converted it into an award of RSUs given the longer-term, strategic focus of his position. For all other executives, the Compensation Committee determined that fiscal 2011 equity awards should include a 30% premium on the standard equity grant guidelines. As noted above, awards would be delivered in a mix of 70% options and 30% RSUs. The 30% premium to the equity award guidelines was intended to provide additional performance and retention incentives during this period of uncertainty and the current volatile nature of the private sector education industry given the regulatory environment. However, despite the intended 30% premium, the actual grant value of the August 2010 portion of the awards was significantly less than the target 2010 equity guidelines because the grant date closing stock price was considerably less than the 30-day average stock price used to determine the number of shares delivered to executives.

Perquisites and Retirement Benefits

The Company provides certain limited perquisites and retirement benefits to the Named Executive Officers in order to assist in retention and enhance the competitiveness of its overall compensation program. Perquisites provided to the Named Executive Officers consist of an automobile allowance and Company-paid premiums for health insurance coverage under the Company’s executive health plan. The Company also provides retirement benefits consistent with the benefit formulas for other broad-based managerial-level employees in the form of matching contributions to the executives’ accounts under the Company’s 401(k) plan and deferred compensation plan. The Company believes that these perquisites and retirement benefits are a way to provide the Named Executive Officers with a relatively modest level of additional compensation that supplements their other compensation opportunities. These modest benefits were considered by the Compensation Committee in its subjective judgment, and specific benchmarking of perquisites and retirement benefits at peer companies was not undertaken. The perquisites and retirement benefits provided to each Named Executive Officer in fiscal 2010 are reported in the table below entitled “Summary Compensation Table,” and are explained in more detail in the footnotes thereto.

Severance and Other Benefits

The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. In the labor market for executive talent and the post-secondary education industry in which the Company competes, executives are commonly being recruited by more established companies and by start-up ventures. The Compensation Committee believes that severance and other termination benefits are an effective way to offer executives financial security to encourage them to forego opportunities with other companies. Outside of the change in control context, severance benefits are payable to the Named Executive Officers under their employment agreements if employment is involuntarily terminated by the Company without cause, or if the Named Executive Officers terminate their own employment for a good reason as defined in each of their employment agreements. The good reason definition in each Named Executive Officer’s employment agreement would entitle the officer to severance benefits if the Company materially reduces or diminishes the officer’s compensation, position or work location in a manner that would result in a constructive termination of that Named Executive Officer’s employment. The level of each Named Executive Officer’s severance is generally a specified multiple of his or her respective targeted annual cash compensation. Each Named Executive Officer’s level of potential severance benefits is determined by the Compensation Committee in its discretion and at a level the Compensation Committee believes is competitive.

Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment is terminated under certain circumstances in connection with a change in control of the Company, which benefits are described in detail under the heading “Employment, Severance, and Potential Change in Control Payments” below. The Company believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on stockholders’ interests during the change in control. Additionally, these protections are intended to put the Named Executive Officers in a position to evaluate possible business combination transactions that would benefit the Company and stockholders even though the possibility exists that such a combination might result in the loss of the executive’s job.

In addition to the enhanced severance benefits described above, upon the occurrence of a change in control in which the Company does not survive or the Common Stock ceases to be publicly traded, all outstanding equity awards, including 100% of each Named Executive Officer’s outstanding unvested stock options and RSU awards, would become fully vested, unless the Administrator under the 2003 Plan has made a provision for the substitution, assumption, exchange or other continuation or settlement of the applicable award. Additionally, even if the Company were the surviving entity and its stock continued to be publicly traded, the Named Executive Officers’ unvested stock options and RSUs would vest if their employment is involuntarily terminated by the Company without cause, or if the Named Executive Officer terminated his or her own employment for good reason, in anticipation of, or within twelve months after such change in control, as described below under the heading “Employment, Severance, and Potential Change in Control Payments”. The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in its executive compensation program and the uncertainty regarding the continued employment of the Named Executive Officers that typically occurs in a change in control context. The Company’s view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their past option grants and RSU awards because of a change in control of the Company.

Chief Executive Officer Compensation

Mr. Waller, who had been the Company’s President and Chief Operating Officer since he was hired in fiscal 2006, was promoted to Chief Executive Officer effective the first day of fiscal year 2010. In setting Mr. Waller’s compensation levels as CEO, the Compensation Committee considered several factors, including Mr. Waller’s more than thirty years of leadership experience in marketing and operations of large, multinational, consumer-oriented organizations such as Procter and Gamble, PepsiCo and Taco Bell, and his sustained, exceptional performance as Corinthian’s Chief Operating Officer. The Compensation Committee also took into account the compensation level of the outgoing CEO, Mr. Massimino, and peer and survey market data for non-Chairman Chief Executive Officers. After considering these multiple factors, carefully reviewing competitive compensation information, and consulting with SHP, the Compensation Committee ultimately determined that Mr. Waller’s total direct compensation should fall within the market 50th and 75th percentiles as stated in the Company’s newly articulated compensation guidelines but at the lower end of that range given his newness in the role. In designing his compensation package, the Compensation Committee elected to set his base salary below the 50th percentile of the peer companies, while bringing his total direct compensation within the targeted range through his incentive award opportunities. This overall compensation package is consistent with the company’s pay-for-performance philosophy. Therefore, for fiscal 2010 the Compensation Committee set Mr. Waller’s base salary at $650,000 and his annual bonus opportunity target at 115% of his annual base salary. With respect to long-term incentive compensation, Mr. Waller received an equity grant, comprised of both RSUs and options to purchase common stock of the Company with a grant date fair value of $1,400,000, or approximately 215% of his annual base salary, to encourage his focus on long-term performance and alignment with the Company’s stockholders. These grants vest over three years. He also received an additional one-time equity grant in connection with his promotion to Chief Executive Officer, for retention, motivation, and to increase his direct alignment with stockholder interests through significant equity holdings. The promotion grant was comprised of both RSUs and options to purchase common stock of the Company, with a grant date fair value of $1,000,000. These equity awards vest 50% on the second anniversary of the grant date, another 25% on the third anniversary of the grant date, and the final 25% on the fourth anniversary of the grant date. Excluding the one-time promotion grant, Mr. Waller’s total direct compensation for fiscal 2010 fell below the market 50th percentile. Including the promotion grant, his total direct compensation met the Compensation Committee’s articulated compensation philosophy.

In setting Mr. Waller’s compensation levels for fiscal 2011, the Compensation Committee took into account his fiscal 2010 compensation package and his performance as CEO during fiscal 2010. With guidance from Exequity, the Compensation Committee determined that the CEO’s base salary and equity should increase given his performance, competitive market data, and the positioning of fiscal 2010 structure (excluding his one-time promotion equity grant) below the stated compensation philosophy. For fiscal 2011, the Compensation Committee increased Mr. Waller’s base salary to $775,000 and increased his target LTI opportunity to 350% of salary, while maintaining his target bonus opportunity at 115%. The resulting structural compensation package is aligned with the Compensation Committee’s stated compensation philosophy and is positioned between the market median and 75th percentiles.

Executive Stock Ownership Guidelines

As noted above, the Company implemented executive stock ownership guidelines at the start of fiscal 2010 in order to further align executive and stockholder interests. Consistent with market practices and the Company’s compensation objectives, the ownership guidelines apply to all Senior Vice Presidents and Division Presidents, Executive Vice Presidents, the Chief Operating Officer and the Chief Executive Officer. Only fully-owned shares will count for purposes of complying with the ownership guideline, which have been established as follows:

•	The target ownership guideline for the Chief Executive Officer is three times (3x) base salary;

•	The target ownership guideline for the Chief Operating Officer, all Executive Vice Presidents, and certain Senior Vice Presidents is two times (2x) base salary; and

•	The target ownership guideline for all other Senior Vice Presidents and Division Presidents is one times (1x) base salary.

The guidelines establish no minimum time in which to achieve the targeted ownership levels, but restrict the amount of equity compensation which can be sold by covered officers until the guideline is achieved. The restrictions apply to all equity awards which vest after September 1, 2009, and prohibit an officer from selling more than 50% of any net shares received, after the payment of taxes, and, in the case of options, the payment of the exercise price for the options, until the ownership target is reached. The Board retains the discretion to relax or modify the guidelines, for instance in connection with scheduled retirements or other events.

Section 162(m) Policy

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and certain of its other executive officers. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met.

Current base salary, vesting of RSUs and other non-performance-related compensation, if any, for fiscal 2010 are not expected to materially exceed the Section 162(m) limit. The Company has generally intended to structure stock option grants and annual cash bonus opportunity incentives (referred to in the tables below as “Non-Equity Incentive Plan Compensation”) to the Company’s executive officers as qualifying performance-based compensation for Section 162(m) purposes. However, because of timing and other technical requirements, ambiguities, uncertainties and complexities as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. The Company’s RSU awards are not, however, qualifying performance-based compensation for Section 162(m) purposes. In granting RSUs, the Company has and will continue to consider the possibility that all or a portion of the grants may not be deductible by the Company to the extent that the income realized by the recipient of the grant in connection with the vesting of the award, when combined with other compensation paid to the executive officer in that year that does not satisfy the performance-based rules of Section 162(m), would exceed the $1,000,000 limit under Section 162(m). The Company reserves the authority to award non-deductible compensation in such circumstances as it deems appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Alice T. Kane (Chair)

Linda Arey Skladany

Tim Sullivan

John Dionisio

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Risk Assessment and Mitigation

In August 2010, management, with the assistance of Mercer, reviewed the structure of the Company’s compensation plans to identify elements that could create material risk to the Company. Subsequently, the Compensation Committee reviewed the outcomes of management’s assessment. The Company focused on key risk factors such as any use of uncapped awards, single performance measures in incentive programs, magnitude of aggregate and individual award values, the balance of fixed versus variable pay, the balance of short versus long term pay, and Compensation Committee and executive oversight of plans.

With respect to executive compensation, management noted that the Compensation Committee had structured the overall compensation program to include features that subject officers to the long-term financial risks and opportunities that align with those faced by the Company’s stockholders. These features include substantial compensation tied to the Company’s stock, which rewards executives for long-term business results, including through the incurrence of appropriate levels of risk. Additionally, equity awards are split between options and RSUs to both incent shareholder value creation and to expose officers to losses if risks materialize that erode shareholder value. Alignment with stockholders’ interests is further achieved by stock ownership guidelines that help ensure a substantial portion of an executive’s wealth is tied to the Company’s long-term share value. The financial metric used to measure performance for purposes of determining annual incentive awards to executive officers – operating income – reflects the Company’s overall business results, so that it does not encourage focus on some financial results over others. In addition, annual incentive awards are not payable if the Company has not met its regulatory compliance objectives at the time the award is payable. Finally, the Compensation Committee has ultimate discretion regarding all executive incentive compensation and approves all executive incentive plan designs, goals, and payouts.

Additionally, management identified compliance with the incentive compensation prohibitions in the Higher Education Act, as amended (the “HEA”), to be a feature of the industry in which the Company operates that potentially exposes the Company to compensation-related risks. The HEA prohibits the Company’s educational institutions from providing any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment, admission or financial aid awarding activity for programs eligible for federal student financial aid funds. There are currently twelve “safe harbor” compensation arrangements that the Department of Education (“ED”) has determined are not in violation of the incentive compensation prohibition. The existing ED regulations do not establish clear criteria for compliance in all circumstances. However, the Company has retained regulatory counsel to review our compensation practices for admissions and financial aid personnel, and we believe that our current compensation plans are in compliance with current HEA standards and the ED’s regulations. We cannot, however, provide assurance that the ED will not find deficiencies in our compensation plans. We have also been the target of qui tam lawsuits by former employees who claim that our compensation practices violate the incentive compensation prohibitions. All of these lawsuits have been dismissed at the district court level, but one is on appeal to the U.S. Ninth Circuit Court of Appeals.

Further, on June 18, 2010 ED issued a Notice of Proposed Rulemaking (the “June NPRM”) which includes a proposal to eliminate the twelve safe harbors under the incentive compensation rules. In lieu of the safe harbors, ED has proposed to take the position that any adjustment to compensation based directly or indirectly on securing enrollments or awarding financial aid is inconsistent with the incentive payment prohibition in the HEA. As proposed in the June NPRM, this prohibition could extend all the way to the senior management of an institution or organization. If the final regulations are adopted as proposed, we may have to change some of our compensation practices for admissions representatives and others. These rules could affect the manner in which we conduct our business, and compliance with these rules (which if adopted could be effective as early as July 1, 2011) could create a material risk of an adverse effect on our business, financial condition, results of operations and cash flows. Additionally, the lack of clear guidance in the new rules, if adopted as proposed, could subject the Company to increased risks of regulatory enforcement actions and qui tam lawsuits alleging that the Company’s compensation practices violate the HEA’s incentive compensation prohibitions.

In conducting its review of the Company’s overall compensation plans with an eye towards risk, management identified and confirmed the following design features of our compensation policies and practices that mitigate risks: Compensation Committee review and approval of plans and discretion with respect to payment of awards, senior executive oversight of lower-level employee plans, mixture of cash and equity opportunities, mixture of performance time horizons, avoidance of uncapped awards, compliance gating requirements for all incentive payments, internal controls and compliance programs to discourage inappropriate conduct, individual awards that are limited in size such that they do not create a material financial risk, aggregate value of all short-term incentive payments that is less than 10% of the total wages for the Company, and regulatory counsel review of plans to ensure governmental compliance. In light of the foregoing, the Company concluded that the established design features of the compensation programs mitigate inappropriate risk-taking and that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. However, there can be no assurances that the Company’s compensation policies will never have a material adverse effect on the Company, particularly with respect to the Company’s efforts to comply with the incentive compensation prohibitions in the HEA.

SUMMARY COMPENSATION TABLE

The following table presents information regarding the compensation of our Named Executive Officers for services rendered during fiscal years ended June 30, 2010, June 30, 2009 and June 30, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Jack Massimino(4)	2010	832,000	-0-	81,447	172,682	1,913,600	32,974	3,032,703
Executive Chairman	2009	832,000	-0-	-0-	565,696	1,913,600	32,138	3,343,434
	2008	800,000	-0-	124,125	2,739,146	1,119,333	26,251	4,808,855

Peter Waller(5)	2010	650,000	-0-	719,989	1,526,449	1,495,000	72,444	4,463,882
Chief Executive Officer	2009	494,000	-0-	-0-	452,557	988,000	50,062	1,984,619
	2008	475,000	-0-	239,900	387,667	577,917	30,368	1,710,852

Kenneth S. Ord	2010	442,000	-0-	152,479	323,286	663,000	24,764	1,605,529
Executive Vice President and Chief Financial Officer	2009	442,000	-0-	-0-	339,418	663,000	28,210	1,472,628
	2008	425,000	-0-	179,925	290,750	387,813	26,251	1,309,739

Matt Ouimet(6)	2010	450,000	-0-	202,490	429,311	900,000	39,737	2,021,538
President and Chief Operating Officer	2009	197,308	-0-	235,500	514,122	337,500	122,382	1,406,812

Beth Wilson	2010	413,051	-0-	142,484	302,114	619,577	39,450	1,516,676
Executive Vice President	2009	413,051	-0-	-0-	339,418	619,577	37,167	1,409,213
	2008	397,164	-0-	179,925	290,750	362,412	32,500	1,262,751

(1)	In accordance with recent changes in the SEC’s disclosure rules, the amounts reported in Columns (e) and (f) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our Named Executive Officers. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see (i) the discussions contained in Note 7 (Common Stockholders’ Equity) to the Company’s Consolidated Financial Statements included as part of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, which note is incorporated herein by reference, and (ii) similar Common Stockholders’ Equity notes contained in the Company’s Consolidated Financial Statements filed on Forms 10-K for prior fiscal years as to the option and RSU awards granted in those years. Under general accounting principles, compensation expense with respect to stock awards and option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards. The SEC’s disclosure rules previously required that we present stock award and option award information for fiscal 2009 and 2008 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC’s disclosure rules require that we now present the stock award and option award amounts in the applicable columns of the table above with respect to fiscal 2009 and 2008 on a similar basis as the fiscal 2010 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for stock award and option awards in fiscal 2009 and 2008 differ from the amounts previously reported in our Summary Compensation Table for these years. As a result, each Named Executive Officer’s total compensation amounts for fiscal 2009 and 2008 also differ from the amounts previously reported in our Summary Compensation Table for these years.

(2)	For a description of our bonus program for fiscal 2010, please see the discussion in the “Compensation Discussion and Analysis” above under the heading, “Executive Compensation Elements—Annual Cash Bonus.”

(3)	For fiscal year 2010, the amount reported in Column (i) for Mr. Massimino consists of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $19,918. The amount reported for Mr. Waller consists of an automobile allowance of $12,220, Company-paid deferred compensation plan match contributions of $32,688 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $27,536. The amount reported for Mr. Ord consists of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $12,544. The amount reported for Mr. Ouimet consists of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $27,517. The amount reported for Ms. Wilson consists of an automobile allowance of $12,220, Company-paid 401(k) matching contributions of $9,800, and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $17,430.

(4)	Mr. Massimino was the Company’s Chief Executive Officer during all of fiscal 2009. Effective July 1, 2009, he resigned that position, but remains the Company’s Executive Chairman of the Board.

(5)	Mr. Waller became the Company’s Chief Executive Officer effective July 1, 2009, the first day of the Company’s fiscal year 2010 ended June 30, 2010. For all of fiscal years 2008 and 2009, he was the Company’s President and Chief Operating Officer.

(6)	Mr. Ouimet was hired as the Company’s Executive Vice President, Operations effective January 5, 2009, and, hence, worked for the Company for only a portion of fiscal 2009. He became the Company’s President and Chief Operating Officer effective July 1, 2009.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers during our 2010 fiscal year. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, non-equity incentive compensation and long-term equity incentives consisting of options to purchase Common Stock and RSUs. Named Executive Officers also were paid the other benefits listed in Column (i) of the Summary Compensation Table, as further described in footnote (3) to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The table entitled “Grants of Plan-Based Awards in Fiscal 2010,” and the description of the material terms of the stock options and RSUs granted in fiscal 2010 that follows it, provides information regarding the stock options and RSUs awarded to Named Executive Officers during our 2010 fiscal year. The tables entitled “Outstanding Equity Awards at Fiscal 2010 Year-End” and “Option Exercises and Stock Vested in Fiscal 2010” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards. The Company has employment agreements with each of its current Named Executive Officers. These agreements are described in detail in the Section below entitled “Employment, Severance, and Potential Change in Control Payments.”

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

The following table presents information regarding non-equity incentive plans and grants of equity awards made during the Company’s fiscal year ended June 30, 2010 to each of the Named Executive Officers. The material terms of each equity grant are described below under the heading “Description of Plan-Based Awards.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Jack Massimino	7/28/2009	382,720	956,800	1,913,600
	8/28/2009				4,262		-0-	81,447
	8/28/2009					20,782	19.11	172,682
Peter Waller	7/28/2009	299,000	747,500	1,495,000
	8/28/2009				21,978		-0-	420,000
	8/28/2009				15,698		-0-	299,989
	8/28/2009					107,162	19.11	890,430
	8/28/2009					76,544	19.11	636,019
Kenneth S. Ord	7/28/2009	132,600	331,500	663,000
					7,979		-0-	152,479
	8/28/2009					38,907	19.11	323,286
Matt Ouimet	8/18/2009(3)	180,000	450,000	900,000
	8/28/2009				10,596		-0-	202,490
	8/28/2009					51,667	19.11	429,311
Beth Wilson	7/28/2009	123,915	309,788	619,577
	8/28/2009				7,456		-0-	142,484
	8/28/2009					36,359	19.11	302,114

(1)	Each of the Named Executive Officers was eligible to receive a bonus payment with respect to fiscal year 2010. Columns (c), (d) and (e) in the table above reflect the threshold, target and maximum amounts, respectively, under the bonus arrangement approved by the Compensation Committee of the Company’s Board of Directors for the Named Executive Officers on July 28, 2009. These arrangements are described in more detail in the “Compensation Discussion and Analysis” section above under the heading, “Executive Compensation Elements—Annual Cash Bonus.”

(2)	The amounts reported in Column (l) of the table reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (l), please see footnote (1) to the Summary Compensation Table above.

(3)	With respect to Mr. Ouimet, on August 18, 2009 the Compensation Committee of the Company’s Board of Directors approved a target bonus equal to 100% of his base salary, although the form of his bonus arrangement and Company performance targets had previously been approved on July 28, 2009.

Description of Plan-Based Awards

The material terms of the non-equity incentive plan awards reported in the Grants of Plan-Based Awards in Fiscal 2010 table are described in the “Compensation Discussion and Analysis” section above under the heading “Executive Compensation Elements—Annual Cash Bonus.”

Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2003 Plan. The 2003 Plan is administered by the Compensation Committee of the Company’s Board of Directors.

During fiscal 2010, each Named Executive Officer was granted long-term equity incentive awards under the 2003 Plan in the form of options to purchase shares of common stock of the Company and RSUs. Each Named Executive Officer received a grant of options and RSUs on August 28, 2009 that vest 1/3 on each of August 28, 2010, August 28, 2011 and August 28, 2012, with the exception of Mr. Massimino, whose option grant on August 28, 2009 vested 100% on the first anniversary of the grant date. The exercise price of the options was the closing market price of the Company’s stock on August 28, 2009 ($19.11). In addition to Mr. Waller’s annual grant of 21,978 RSUs and 107,162 options to purchase Common Stock, on August 28, 2009 Mr. Waller received a one-time equity grant in connection with his promotion to Chief Executive Officer, which was comprised of 15,698 RSUs and 76,544 options to purchase Common Stock. These additional equity awards vest 50% on the second anniversary of the grant date, another 25% on the third anniversary of the grant date, and the final 25% on the fourth anniversary of the grant date. The exercise price of these additional options was the closing market price of the Company’s stock on August 28, 2009 ($19.11). All options granted during fiscal 2009 expire seven years from the grant date. The unvested portion of the options will generally terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have three months to exercise the vested portion of the option following a voluntary termination of his or her employment (other than upon retirement) or a termination by the Company other than for cause. This period is extended to twelve months if the termination is a result of the Named Executive Officer’s death, disability or retirement. If the Named Executive Officer is terminated by the Company for cause, the option (whether or not then vested) will immediately terminate. Please see the section below entitled “Employment, Severance, and Potential Change in Control Payments” for a description of the potential vesting of options and RSU awards that may occur in connection with a change in control and/or certain terminations of a Named Executive Officer’s employment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of June 30, 2010, the end of the Company’s 2010 fiscal year, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)
Jack Massimino	20,000	0				20.16	11/21/2012
	20,000	0				27.16	8/25/2013
	12,000	0				11.37	8/31/2014
	350,000	0				18.65	11/17/2014
	70,000	0				12.75	8/30/2015
	157,500	52,500	(6)			13.34	2/2/2014
				260,000	(7)	14.06	8/31/2014
				240,000	(7)	14.25	1/2/2015
	21,875	65,625	(8)			13.27	8/29/2015
	0	20,782	(11)			19.11	8/28/2016
								7,500	(6)	73,875
								6,250	(10)	61,563
								4,262	(11)	41,981
Peter Waller	210,000	0				13.10	2/1/2013
	52,500	17,500	(6)			13.34	2/2/2014
	35,000	35,000	(12)			14.06	8/31/2014
	17,500	52,500	(8)			13.27	8/29/2015
	0	107,162	(9)			19.11	8/28/2016
	0	76,544	(13)			19.11	8/28/2016
								2,500	(6)	24,625
								5,000	(12)	49,250
								5,000	(10)	49,250
								21,978	(9)	216,483
								15,698	(13)	154,625
Kenneth S. Ord	70,000	0				17.84	2/10/2015
	52,500	0				12.75	8/30/2015
	39,375	13,125	(6)			13.34	2/2/2014
	26,250	26,250	(12)			14.06	8/31/2014
	13,125	39,375	(8)			13.27	8/29/2015
	0	38,907	(9)			19.11	8/28/2016
								10,000	(14)	98,500
								1,875	(6)	18,469
								3,750	(12)	36,938
								3,750	(10)	36,938
								7,979	(9)	78,593
Matt Ouimet	17,500	52,500	(15)			15.70	1/5/2016
	0	51,667	(9)			19.11	8/28/2016
								11,250	(15)	110,813
								10,596	(9)	104,371
Beth Wilson	30,000	0				7.43	12/15/2010
	150,000	0				8.43	9/21/2011
	112,500	0				16.01	8/27/2012
	150,000	0				30.14	11/20/2013
	70,000	0				11.37	8/31/2014
	52,500	0				12.75	8/30/2015
	39,375	13,125	(6)			13.34	2/2/2014
	26,250	26,250	(12)			14.06	8/31/2014
	13,125	39,375	(8)			13.27	8/29/2015
	0	36,359	(9)			19.11	8/28/2016
								1,875	(6)(16)	18,469
								3,750	(12)	36,938
								3,750	(10)	36,938
								7,465	(9)	73,442

(1)	All exercisable options are currently vested.

(2)	All unexercisable options are currently unvested. Subject to each Named Executive Officer’s continued employment, these options ordinarily become vested in four equal annual installments on the first four anniversaries of the grant date; provided, however, that (i) certain options granted to Mr. Waller on August 28, 2009 vest as described in footnote (13) below, (ii) the options granted to Mr. Massimino on August 28, 2009 vest 100% on the first anniversary of the grant date and (iii) the options granted to the other Named Executive Officers on August 28, 2009 vest in three equal annual installments on the first three anniversaries of the grant date. As described in the section below entitled “Employment, Severance, and Potential Change in Control Payments,” all or a portion of each option grant may vest earlier in connection with a change in control or certain terminations of employment.

(3)	The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer’s termination of employment.

(4)	RSU awards (Column (g)) typically become vested in three or four equal annual installments on the first three or four anniversaries, as applicable, of the grant date, subject to the Named Executive Officer’s continued employment through each vesting date; provided, however, that (i) certain RSUs awarded to Mr. Waller on August 28, 2009 vest as described in footnote (13) below, and (ii) the RSUs awarded to Mr. Massimino on August 28, 2009 vest 100% on the first anniversary of the grant date. As described in the section below entitled “Employment, Severance, and Potential Change in Control Payments,” all or a portion of each RSU award may vest earlier in connection with a change in control or certain conditions of termination of employment.

(5)	The aggregate market value of outstanding RSUs (column (h)) is based on $9.85 per share, the closing price of the Company’s common stock on June 30, 2010, which was the last trading day of the Company’s fiscal year.

(6)	The unvested portion of this award is scheduled to vest on August 24, 2010.

(7)	This award vested subsequent to the Company’s June 30, 2010 fiscal year end when the Company’s Compensation Committee certified that the Company had achieved the revenue and operating income targets for the fiscal year ended June 30, 2010.

(8)	The unvested portion of this award is scheduled to vest in three equal installments on August 29, 2010, August 29, 2011 and August 29, 2012.

(9)	The unvested portion of this award is scheduled to vest in three equal installments on August 28, 2010, August 28, 2011 and August 28, 2012.

(10)	The unvested portion of this award is scheduled to vest on March 17, 2011.

(11)	The unvested portion of this award is scheduled to vest on August 28, 2010.

(12)	The unvested portion of this award is scheduled to vest in two equal installments on August 31, 2010 and August 31, 2011.

(13)	The unvested portion of this award is scheduled to vest in three installments: 50% on August 28, 2011, 25% on August 28, 2012 and 25% on August 28, 2013.

(14)	The 10,000 RSUs reported for Mr. Ord have vested, but Mr. Ord elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan.

(15)	The unvested portion of this award is scheduled to vest in three equal installments on January 5, 2011, January 5, 2012 and January 5, 2013.

(16)	All RSU awards granted to Ms. Wilson prior to August 2007 become subject to immediate acceleration upon retirement when she became eligible for retirement treatment under the 2003 Plan.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

The following table presents information regarding option exercises and the vesting of RSUs held by the Named Executive Officers during the Company’s 2010 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Jack Massimino	0	0	16,250	293,388
Peter Waller	0	0	17,500	291,275
Kenneth S. Ord	0	0	9,375	173,625
Matt Ouimet	0	0	3,750	50,550
Beth Wilson	20,000	242,500	9,375	173,625

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of the Common Stock on the date of exercise and the exercise price of the options.

(2)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of RSUs that vested by the per share closing price of the Common Stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL 2010

The following table provides information relating to the Company’s deferred compensation plans, which provide for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
(a)	(b)	(c)	(d)	(e)	(f)
Jack Massimino	-0-	-0-	-0-	-0-	-0-
Peter Waller	38,532	32,688	(680)	-0-	107,876
Kenneth Ord	-0-	-0-	-0-	-0-	98,500	(4)
Matt Ouimet	-0-	-0-	-0-	-0-	-0-
Beth Wilson	-0-	-0-	-0-	-0-	-0-

(1)	The amounts reported as executive and registrant contributions in columns (b) and (c) represent compensation already reported in the Summary Compensation Table.

(2)	The Company made a matching contribution to the Deferred Compensation Plan only once during fiscal year 2010, in March 2010. Therefore, the registrant contributions reported in column (c) only reflect the Company’s matching contributions from the beginning of the Company’s fiscal year 2010 on July 1, 2009 through its matching contribution in March 2010. If the Company had made matching contributions on June 30, 2010, the last day of the Company’s 2010 fiscal year, the amount reported as the registrant’s contribution for Mr. Waller would have been approximately $35,628.

(3)	None of the amounts reported under column (d) are included in the Summary Compensation Table because plan earnings were not considered preferential or above market under the applicable disclosure rules.

(4)	Pursuant to the Company’s Executive Deferral Plan, Mr. Ord elected to defer the delivery of 10,000 RSUs granted to him on February 10, 2005 until his retirement. The shares underlying the RSUs, absent the deferral election, would have been delivered to Mr. Ord on February 10, 2006, February 10, 2007, February 10, 2008 and February 10, 2009. The value for Mr. Ord in Column (f) reflects the value of all 10,000 shares deferred as of the last day of fiscal 2010 at the closing market price of $9.85 on such date. Mr. Ord does not participate in the Company’s Deferred Compensation Plan. No other Named Executive Officer has elected to defer the delivery of his or her RSUs.

The Company maintains a Deferred Compensation Plan that permits employees at an assistant vice president or regional vice president level and above to elect to defer receipt of up to 75% of annual base salary and up to 100% of bonus. The minimum annual deferral under the Deferred Compensation Plan is $5,000.

To equalize benefits provided under the Company’s qualified defined contribution 401(k) plan that are lost due to limits under ERISA and the Internal Revenue Code, the Company makes a matching contribution in respect of certain deferrals under the Deferred Compensation Plan. The matching contribution is generally equal to 100% of a participant’s deferrals up to the first 2% of the participant’s base salary and bonus, and 50% of the participant’s deferrals in excess of such amount, up to a maximum of 6% of the participant’s base salary and bonus, less the amount of the employer matching contribution that the Company would have made to the participant’s account under the Company’s 401(k) plan had the participant made the maximum 401(k) deferrals for that plan year. Company matching contributions generally become vested according to the same vesting schedule that applies to matching contributions under the 401(k) plan, and unvested matching contributions will also become vested upon a participant’s death. The Deferred Compensation Plan also permits the Company to make discretionary contributions under the plan.

Deferred amounts are credited to accounts for participants under the Deferred Compensation Plan. Participants direct the deemed investment of their accounts among fourteen mutual funds selected by the Company, and account earnings are based on the performance of the chosen funds. Participants may change the deemed investment of their accounts on a monthly basis. During the Company’s 2010 fiscal year, the returns for the chosen funds ranged from 0.16% to 28.75%.

Payments from the Deferred Compensation Plan may be made, as elected by participants, at: (i) the beginning of the first calendar year that begins at least 6 months following the participant’s separation from service; or (ii) the beginning of a designated year, not earlier than five years after the deferral is made. Payments from the Deferred Compensation Plan may be received in a lump sum or, if payment is triggered by the participant’s separation from service, in annual installments over five, ten or fifteen years, as elected by the participant. Payments are accelerated in the event of a participant’s death or disability. In addition, a participant may make a hardship withdrawal for an unforeseeable emergency (within the meaning of Section 409A of the Internal Revenue Code) if the participant’s request is approved by the Company.

EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS

Employment Agreements

The Company maintains employment agreements (collectively, the “Employment Agreements”) with each of the Named Executive Officers, all of which were entered into prior to fiscal 2010. This section describes the compensation and other benefits to the Named Executive Officers under the Employment Agreements that were in effect as of June 30, 2010, including payments in the event of certain terminations of their employment or in the event of a change in control of the Company. All such benefits will be paid or provided by the Company.

The Employment Agreements each have initial terms of two years. The terms of each Employment Agreement are automatically extended for an additional year on the first anniversary of the effective date of each agreement and on each subsequent anniversary date unless either the Company or the executive gives a termination notice to the other party at least one year prior to the expiration date of the then-current term. The maximum term of the Employment Agreements, even with the automatic extensions, is five years. The Employment Agreements provide for the payment of annual base salaries of no less than that in effect for the particular Named Executive Officer as of the date of the applicable Employment Agreement with such officer, or the amendment and restatement thereof. The amount of these base salaries is required to be reviewed annually by the Compensation Committee. The base salary of each such executive in effect from time to time can only be reduced involuntarily by the Company to the extent such reduction is made equally to all peer employees. In addition, the Employment Agreements entitle the Named Executive Officers to all rights and benefits available to peer employees or employees of the Company generally, including stock options and/or other awards granted pursuant to the 2003 Plan and participation in incentive compensation plans, 401(k) contribution plans, and life, medical, dental, disability, or insurance plans or policies (including the ESPP), and provide the Named Executive Officers with vacation benefits of no less than three weeks per year. All Employment Agreements in effect as of June 30, 2010 contained obligations on the part of the Named Executive Officers which continue after termination not to disclose any confidential information, knowledge, data or know-how of the Company, not to unfairly compete with the Company by using trade secret information to disrupt, damage, impair, or interfere with the Company’s business, and not to solicit, directly or indirectly, any employees of the Company for a period of one year after termination.

Severance Payments Upon Resignation, Retirement or Termination For Cause

There are certain situations under which, notwithstanding the existence of the Employment Agreements, the Named Executive Officers would not receive any payments or accelerated vesting of equity awards upon the end of their employment with the Company. In general, if any of the Named Executive Officers, other than Ms. Wilson, voluntarily resigned as of June 30, 2010, he or she would not be entitled to any cash payments and all unvested stock options and unvested RSUs would be forfeited as of the last day of employment, and the Named Executive Officer would generally have a period of 3 months after his or her resignation to exercise any vested options. Pursuant to the terms of each Named Executive Officer’s RSU award agreement granted prior to August 2007, any such officer who has been employed with the Company for at least 10 years and is at least 55 years old, or any employee who is at least 65 years old, qualifies for retirement treatment and will receive the shares underlying all previously unvested RSUs upon retirement. Ms. Wilson is the only Named Executive Officer who meets the qualifications for “retirement” under the applicable equity compensation plan. In addition, if any of the Named Executive Officers were terminated by the Company for “Cause” (as defined in the executive’s Employment Agreement), he or she would not be entitled to any cash payments and all vested or unvested stock options, and all unvested RSUs, would be forfeited as of the last day of employment.

Severance Payments Upon Death or Disability

Upon the death or disability of a Named Executive Officer, each Named Executive Officer’s RSU award agreements provide that the vesting of all unvested RSUs awarded to that Named Executive Officer will immediately accelerate. The Named Executive Officer would not be entitled to any other payments or benefits merely by virtue of such death or disability. Upon the Named Executive Officer’s death or disability, he or she (or his or her estate) would have 12 months to exercise any vested but unexercised stock options; any unvested stock options terminate as of the date of death or disability.

Termination Without Cause and Resignation for Good Reason

Pursuant to the terms of the Employment Agreements, if the Company terminates a Named Executive Officer’s employment without Cause, or if a Named Executive Officer terminates his or her employment for “Good Reason” (as defined in each Named Executive Officer’s Employment Agreement), then such officer is entitled to a lump sum payment equal to (i) with respect to Mr. Massimino, the sum of (A) one times (1x) the value of his annual base salary in effect as of the date of such termination, plus (B) one times (1x) his target incentive bonus in effect as of the date of such termination, (ii) with respect to Mr. Waller, two times (2x) his annual base salary in effect as of the date of his termination, and (iii) with respect to Mr. Ord, Mr. Ouimet and Ms. Wilson, 1.75 times (1.75x) his or her annual base salary in effect as of the date of such termination (each, a “Severance Payment”).

In addition, pursuant to the terms of the 2003 Plan and applicable stock option agreements, Named Executive Officers generally have three months after the termination of his or her employment by the Company without Cause or his or her resignation for Good Reason to exercise any vested but unexercised options to purchase Common Stock. Any unvested stock options or RSUs would terminate and be forfeited as of the last day of employment.

Termination in Connection with a Change In Control

If, in anticipation of or within 24 months (12 months with respect to Mr. Ouimet) following a “Change in Control” (as defined in each Named Executive Officer’s Employment Agreement), any Named Executive Officer is terminated without Cause, or if within 24 months (12 months with respect to Mr. Ouimet) following a Change in Control any Named Executive Officer terminates his or her own employment for Good Reason, then such officer is entitled to receive a lump sum payment equal to two times (2x) the Severance Payment described above. If the total payments to be received by any Named Executive Officer upon a Change In Control results in the imposition of excise taxes under Section 4999 of the Code, such officer is entitled to receive an additional payment so that after payment by such officer of all applicable excise taxes he or she would retain an amount equal to the amount he or she would have retained had no excise tax been imposed; provided, however, that if such officer could reduce the amount of the total payments he or she would be entitled to receive following the Change in Control by 10% or less and have no portion of the total payments be subject to the applicable excise tax, then the total payments will be so reduced. This modified excise tax “gross-up” is intended to make the Named Executive Officers whole for any adverse tax consequences they may become subject to under Section 4999 of the Code, and to preserve the level of their respective change in control severance protections that the Company has determined to be appropriate.

Pursuant to the 2003 Plan and the stock option agreements and RSU agreements for the Named Executive Officers, upon the occurrence of a Change in Control in which the Company does not survive or in which the Common Stock ceases to be publicly traded, 100% of each Named Executive Officer’s outstanding unvested stock options and RSU awards would immediately become fully vested, unless the Administrator under the 2003 Plan has made a provision for the substitution, assumption, exchange or other continuation or settlement of the applicable award. Additionally, even if the Company were the surviving entity and its stock continued to be publicly traded, if a Named Executive Officer’s employment is terminated without Cause, or he or she terminates his or her employment for Good Reason, in connection with a Change in Control or within 2 years (1 year with respect to Mr. Ouimet) after a Change in Control, then all unvested options to purchase Common Stock and all unvested RSUs would become fully vested as of the date of such Change in Control. In the event that outstanding stock options or RSUs are not substituted, assumed, exchanged or settled in connection with the Change in Control, the Named Executive Officers and other Company employees would be entitled to full vesting of these awards in advance of such awards being terminated in connection with the change in control.

Mr. Massimino’s Performance-Related Stock Options

During fiscal 2008, the Company entered into a performance-related Nonqualified Stock Option Agreement with Mr. Massimino (the “Option Agreement”), pursuant to which Mr. Massimino was granted two awards totaling 500,000 options to purchase shares of Common Stock (the “Options”). These Options vested subsequent to the Company’s June 30, 2010 fiscal year end when the Company’s Compensation Committee certified that the Company had achieved certain revenue and operating income targets for the fiscal year ended June 30, 2010 as described in the Option Agreement. The Options will expire seven years after their respective grant dates.

Severance Payments

The following table lists the estimated amounts that would have been payable to, or the value that would have been received by, the Named Executive Officers under the circumstances described above, assuming that the applicable triggering event occurred on June 30, 2010. For purposes of this table, it is assumed that (i) the price per share of the Common Stock is equal to the closing price per share on June 30, 2010 ($9.85), the last business day of the Company’s fiscal year 2010, and (ii) the value of any stock options or RSUs that may be accelerated is equal to the full value of such awards (i.e., the full “spread” value for stock options and the full closing price per share on June 30, 2010 for RSUs). In addition to the amounts reported in the following table, the Named Executive Officers would be entitled to receive the amounts reported above in the “Nonqualified Deferred Compensation Plans in Fiscal 2010” table following any termination of their employment.

Name	Estimated Value of Payments Upon Resignation or Retirement ($)		Estimated Value of Payments Upon Death or Disability ($)	Estimated Value of Payments Upon Termination Without “Cause” or Resignation for “Good Reason” (no Change in Control) ($)	Estimated Value of Payments Upon a Termination in Connection with a Change in Control(1) ($)
Jack Massimino
Severance Payment	0		0	1,788,800	3,577,600
RSU Acceleration	0		177,418	0	177,418
Option Acceleration	0		0	0	0
Peter Waller
Severance Payment	0		0	1,300,000	2,600,000
RSU Acceleration	0		494,233	0	494,233
Option Acceleration	0		0	0	0
Kenneth S. Ord
Severance Payment	0		0	773,500	1,547,000
RSU Acceleration	0		170,937	0	170,937
Option Acceleration	0		0	0	0
Matt Ouimet
Severance Payment	0		0	787,500	1,575,000
RSU Acceleration	0		215,184	0	215,184
Option Acceleration	0		0	0	0
Beth Wilson
Severance Payment	0		0	722,839	1,445,679
RSU Acceleration	18,469	(2)	165,785	0	165,785
Option Acceleration	0		0	0	0

(1)	Upon the occurrence of a change in control in which the Company does not survive or in which the Common Stock ceases to be publicly traded, even if the employment of the Named Executive Officers were not terminated, all of the executive’s outstanding unvested stock options and RSUs would become fully vested.

(2)	Consists of the value Ms. Wilson would have received upon the accelerated vesting and delivery of her RSUs granted prior to August 2007 if she had retired on June 30, 2010, based upon the closing market price per share of the Common Stock on that date of $9.85.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised entirely of non-employee directors, each of whom are “independent directors” as defined in Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee held six meetings during fiscal year 2010.

The Audit Committee oversees the Company’s auditing, accounting and financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and establishing and reviewing the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During the 2010 fiscal year, the Audit Committee met and held discussions with management and the Company’s independent accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the fiscal year ended June 30, 2010 with management and Ernst & Young LLP.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2010 with the Company’s management, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” The Audit Committee reviewed with management the reasonableness of significant judgment and clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company’s accounting principles and other such matters. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter from that firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP that firm’s independence and considered whether the non-audit services provided by that firm are compatible with maintaining its independence.

The Audit Committee also reviewed and discussed together with management and Ernst & Young LLP the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2010 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s audit of internal control over financial reporting. The Audit Committee discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the Audit Committee reviews and discussions with management and Ernst & Young LLP, as described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for filing with the SEC for the year ended June 30, 2010.

THE AUDIT COMMITTEE

Hank Adler (Chairman)
Terry Hartshorn
Robert Lee
John Dionisio

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2010 and June 30, 2009, the review of the Company’s quarterly reports on Form 10-Qs, and other regulatory filings for such fiscal years were approximately $2,213,000 and $2,488,535, respectively.

Audit-Related Fees

The aggregate fees for services rendered by Ernst & Young LLP for audit-related services in the Company’s fiscal years ended June 30, 2010 and June 30, 2009 were approximately $527,000 and $0, respectively. In fiscal 2010, the audit-related fees paid to Ernst & Young LLP were principally related to services performed in connection with the Company’s acquisition of Heald College in January 2010.

Tax Fees

The aggregate fees for services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning in the Company’s fiscal years ended June 30, 2010 and June 30, 2009 were approximately $293,000 and $178,153, respectively. Tax services principally include the preparation of the Company’s domestic and foreign income tax returns as well as state tax planning advice.

All Other Fees

The aggregate fees for other services rendered by Ernst & Young LLP in the Company’s fiscal years ended June 30, 2010 and June 30, 2009 were approximately $0 and $0, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

The Board of Directors has adopted an Audit Committee Charter that requires the Audit Committee to retain, on behalf of the Company, any registered accounting firm employed by the Company, considering, among other matters, such firm’s independence and effectiveness, and to approve the fees and other compensation to be paid to such accounting firm. In addition, the Audit Committee Charter requires the Audit Committee to review and approve, in advance, any audit or non-audit services proposed to be performed by the Company’s independent auditors.

Accordingly, the independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. Additionally, the independent auditors may not provide any of the services prohibited by the Sarbanes-Oxley Act of 2002 and may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee. The Audit Committee has delegated to its chairman, within certain thresholds, the right to approve certain services between regularly scheduled meetings of the Audit Committee. One hundred percent (100%) of the services performed by Ernst & Young LLP during fiscal 2010 and 2009 described under the captions “Audit-Related Fees” and “Tax Fees” and “All Other Fees” above were approved in advance by the Audit Committee. None of the hours expended by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2010 were expended by persons other than the principal accountant’s full-time, permanent employees.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 1, 2010, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by Corinthian to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, including all nominees for director, (iii) each of the Named Executive Officers, and (iv) all of the Company’s directors and executive officers as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned(1)
The Bank of New York Mellon Corporation and certain of its subsidiaries(2) One Wall Street, 31st Floor New York, New York 10286	9,174,487	10.40%

BlackRock, Inc.(3) 40 East 52nd Street New York, New York 10022	7,627,823	8.65%

The Washington Post Company(4) 1150 15th Street, N.W. Washington, D.C. 20071	6,885,000	7.81%

Royce & Associates, LLC(5) 745 Fifth Avenue New York, New York 10151	6,876,244	7.80%

Kornitzer Capital Management, Inc.(6) 5420 West 61st Place Shawnee Mission, Kansas 66205	5,601,442	6.35%

FMR LLC and certain related persons(7) 82 Devonshire Street Boston, Massachusetts 02109	5,233,768	5.93%

T. Rowe Price Associates, Inc.(8) 100 E. Pratt Street Baltimore, Maryland 21202	4,469,617	5.07%

Jack D. Massimino(9)	1,367,896	1.53
Peter Waller (10)	443,626	*
Ken Ord(11)	276,567	*
Matt Ouimet(12)	39,101	*
Beth Wilson(13)	722,641	*
Paul R. St. Pierre(14)	338,078	*
Hank Adler(15)	77,000	*
Linda Arey Skladany(16)	114,900	*
Alice T. Kane(17)	62,000	*
Terry O. Hartshorn(18)	129,000	*
Robert Lee(19)	52,000	*
Timothy Sullivan(20)	43,500	*
John Dionisio(21)	53,000	*
All directors and executive officers as a group (17 persons)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)(19)(20)(21)(22)	4,799,989	5.18%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 1, 2010. As of September 1, 2010, there were 88,195,781 outstanding shares of Common Stock.

(2)	Ownership is based solely on a Schedule 13G, Amendment No. 2, filed with the SEC on February 3, 2010. Accoriding to this Schedule 13G, all 9,174,487 shares of the Company’s stock are beneficially owned by The Bank of New York Mellon Corporation (“BNY Mellon”) and its direct and indirect subsidiaries in their various fiduciary capacities. BNY Mellon has sole voting power with respect to 8,876,054 shares, shared voting power with respect to 175,676 shares, sole dispositive power with respect to 9,167,422 shares and shared dispositive power with respect to 5,565 shares. MBC Investment Corporation is the beneficial owner of 8,077,278 shares, representing 9.16% of the Company’s outstanding Common Stock, and has sole voting power with respect to 7,788,655 shares, shared voting power with respect to 171,311 shares, sole dispositive power with respect to 8,076,078 shares and shared dispositive power with respect to 1,200 shares. Each of Neptune LLC, Mellon International Holdings S.A.R.L., BNY Mellon International Limited and Newton Management Limited is the beneficial owner of 7,668,924 shares, representing 8.70% of the Company’s outstanding Common Stock, and has sole voting power with respect to 7,416,391 shares, shared voting power with respect to 171,311 shares and sole dispositive power with respect to all 7,668,924 shares. Newton Investment Management Limited is the beneficial owner of 7,544,956 shares, representing 8.55% of the Company’s outstanding Common Stock, and has sole voting power with respect to 7,292,423 shares, shared voting power with respect to 171,311 shares and sole dispositive power with respect to all 7,544,956 shares.

(3)	Ownership is based solely on a Schedule 13G filed with the SEC on January 29, 2010. BlackRock, Inc. reported in this Schedule 13G that it has sole voting and dispositive power with respect to all 7,627,823 of such shares.

(4)	Ownership is based solely on a Schedule 13D filed with the SEC on February 15, 2008. The Washington Post Company reported on this Schedule 13D that it has sole voting and dispositive power with respect to all 6,885,000 of such shares.

(5)	Ownership is based solely on a Schedule 13G, Amendment No. 5, filed with the SEC on January 25, 2010. Royce & Associates, LLC (“Royce”) reported on this Schedule 13G that it has sole voting and sole dispositive power with respect to all 6,876,244 of such shares. In a Schedule 13G, Amendment No. 6, filed with the SEC on September 8, 2010, Royce reported that it has sole voting and sole dispositive power with respect to 8,995,050 shares of Common Stock, which would bring its percentage of outstanding shares owned to 10.20%.

(6)	Ownership is based solely on a Schedule 13G, Amendment No. 1, filed with the Commission on January 22, 2010. Kornitzer Capital Management, Inc. reported on this Schedule 13G that it has sole voting power with respect to all such 5,601,442 shares, sole dispositive power with respect to 5,429,592 of such shares and shared dispositive power with respect to 171,850 of such shares.

(7)	Ownership is based solely on a Schedule 13G filed with the SEC on February 16, 2010. FMR LLC (“FMR”) reported on this Schedule 13G that it and various related persons beneficially own all 5,233,768 of such shares. FMR and Edward C. Johnson 3d, Chairman of FMR, have sole dispositive power as to all 5,233,768 of such shares and sole voting power with respect to 4,558,446 of such shares. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 4,655,560 shares, representing 5.28% of the Company’s outstanding Common Stock, as a result of serving as investment manager of institutional accounts owning such shares. Mr. Johnson and FMR LLC, through its control of PGATC, each has sole dispositive power as to all 4,655,560 shares and sole voting power with respect to 4,101,480 shares owned by the institutional accounts managed by PGATC.

(8)	Ownership is based solely on a Schedule 13G, Amendment No. 3, filed with the SEC on February 12, 2010. T. Rowe Price Associates, Inc. reported in this Schedule 13G that it has sole voting power with respect to 901,450 shares and sole dispositive power with respect to all 4,469,617 of such shares.

(9)	Includes 1,246,532 shares of Common Stock which may be acquired by Mr. Massimino upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010.

(10)	Includes 403,221 shares of Common Stock which may be acquired by Mr. Waller upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010.

(11)	Includes 253,594 shares of Common Stock which may be acquired by Mr. Ord upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010 and 10,000 RSUs for which Mr. Ord has elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan.

(12)	Includes 34,723 shares of Common Stock which may be acquired by Mr. Ouimet upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010.

(13)	Includes 695,245 shares of Common Stock which may be acquired by Ms. Wilson upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010.

(14)	Includes shares which are held in a family trust of which Mr. St. Pierre is a grantor and a trustee, 274,400 shares of Common Stock which may be acquired by Mr. St. Pierre upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010, and 3,000 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

(15)	Includes 69,000 shares of Common Stock which may be acquired by Mr. Adler upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010, and 3,000 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

(16)	Includes 109,000 shares of Common Stock which may be acquired by Ms. Skladany upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010, and 3,000 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

(17)	Consists of 59,000 shares of Common Stock which may be acquired by Ms. Kane upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010, and 3,000 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

(18)	Includes shares which are held in a family trust of which Mr. Hartshorn is a grantor and a trustee, 106,000 shares of Common Stock which may be acquired by Mr. Hartshorn upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010, and 3,000 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

(19)	Includes 43,000 shares of Common Stock which may be acquired by Mr. Lee upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010, and 3,000 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

(20)	Includes 32,125 shares of Common Stock which may be acquired by Mr. Sullivan upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010, and 3,875 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

(21)	Includes 29,500 shares of Common Stock which may be acquired by Mr. Dionisio upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010, and 3,500 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

(22)	In addition to the directors and Named Executive Officers identified on the chart above, also includes beneficial ownership by four executive officers who are not Named Executive Officers of an aggregate of 1,080,680 shares, including 998,481 shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2010.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT

OF THE COMPANY’S CERTIFICATE OF INCORPORATION

At the Annual Meeting, the stockholders will be asked to approve an amendment and restatement of the Company’s Certificate of Incorporation. The Company’s Certificate of Incorporation currently permits a maximum of eleven directors on the Board. In August 2010, the Board of Directors adopted a resolution proposing that the Certificate of Incorporation be amended to increase the maximum permitted number of directors to thirteen. The Board of Directors has approved and declared the advisability of the amendment and restatement of the Certificate of Incorporation, a copy of which is attached to this Proxy Statement as Appendix A.

Vote Required

Approval of this proposal requires the affirmative vote of at least sixty-six and two-thirds percent (66  2/3%) of the voting power of all of the outstanding shares of voting stock entitled to vote. Broker non-votes and abstentions on this proposal have the effect described on page 1 of this Proxy Statement.

Proposed Amendment

The following is the text of the entire second paragraph of Article V of the proposed Amended and Restated Certificate of Incorporation of the Company, after giving effect to the proposed amendments to increase the maximum permitted number of Directors on the Board:

“The number of directors constituting the entire Board shall be not less than three nor more than thirteen as fixed from time to time, in accordance with the Bylaws, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be fixed by the Board in accordance with the Bylaws.”

Other than the amendment of Article V, the proposed Amended and Restated Certificate of Incorporation does not reflect any other change to the Company’s existing Certificate of Incorporation.

Purpose and Effect of the Proposed Amendment

The Board of Directors believes that the proposed increase in the maximum permitted number of directors on the Board will give the Board the flexibility to increase the size of the Board to meet any identified needs in the future, including, without limitation, increasing the number of independent directors on the Board. The Board of Directors has no immediate understandings, agreements or commitments to increase the size of the Board or to appoint any particular person to the Board. Whether or not the Company stockholders approve this proposal, it will not impact the Company’s existing Board of Directors. If this proposal is approved, the Board could appoint new directors without stockholder approval, unless stockholder approval is required by the Nasdaq Stock Market LLC. There are no changes contemplated to the Company’s Bylaws as a result of this proposed amendment to the Company’s Certificate of Incorporation.

In recommending this proposed amendment to the Company’s Certificate of Incorporation to increase the maximum size of the Board of Directors, the Board was not motivated by a desire to implement the change as an antitakeover mechanism. However, if dissident stockholders were in the future to elect one or more directors, the Board could dilute the impact of those directors by increasing the size of the sitting Board of Directors and appointing additional directors that it selects to fill those newly created vacancies. The proposed amendment could therefore discourage proxy contests, reducing the ability of dissident stockholders to influence the Company’s affairs by obtaining representation on the Board of Directors.

If the proposed amendment is adopted, it will become effective upon filing of a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. However, if the Company’s stockholders approve the proposed amendment to the Company’s Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercised such discretion, the maximum permitted number of directors would remain at its current level of eleven.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

At the Annual Meeting, stockholders will be asked to approve the following amendments to the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “2003 Plan”), which were adopted, subject to stockholder approval, by our Board of Directors effective as of August 17, 2010:

•	Increase in Aggregate Share Limit. The proposed amendments would increase the aggregate number of shares of Common Stock available for award grants under the 2003 Plan by an additional 5,000,000.

•

Increase in Incentive Stock Option Share Limit. The proposed amendments would increase the number of shares of Common Stock that may be delivered pursuant to options qualified as “incentive stock options” granted under the 2003 Plan by an additional 5,000,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2003 Plan share limit referred to above.

•

Change in Share-Counting Provisions. The 2003 Plan currently provides that shares issues in respect of any “full-value award” (which includes awards other than stock option grants and stock appreciation rights) are counted against the 2003 Plan aggregate share limit referred to above as 1.5 shares for every one share actually issued in connection with the award. The proposed amendments would increase this ratio so that shares issued in respect of any full-value award granted under the 2003 Plan after November 17, 2010 will be counted against the aggregate share limit as 1.9 shares for every one share actually issued in connection with the award.

•

Increase in Individual Award Sub-Limits. The proposed amendments would increase the existing limit on the number of shares that may be subject to stock options and stock appreciation rights granted under the 2003 Plan to any individual in a calendar year from 500,000 shares to 1,000,000 shares, and would also increase the existing limit on the number of shares that may be subject to all awards granted under the 2003 Plan to any individual in a calendar year from 500,000 shares to 1,000,000 shares. The proposed amendments would increase the existing limit on the aggregate number of shares that may be subject to awards granted to the Company’s non-employee directors from 400,000 shares to 2,000,000 shares.

•

Extension of Plan Term. The 2003 Plan is currently scheduled to expire on September 21, 2013. The proposed amendments would extend the Company’s ability to grant new awards under the 2003 Plan until August 17, 2020.

•

Extension of Performance-Based Award Feature. One element of the 2003 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2003 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. (See “Summary Description of the 2003 Performance Award Plan—Performance-Based Awards” below.) If stockholders approve this 2003 Plan proposal, the Performance-Based Award feature of the 2003 Plan will be extended through the first annual meeting of our stockholders that occurs in 2015. This expiration time is earlier than the proposed expiration date of the 2003 Plan as described above and is required under applicable tax rules.

As of June 30, 2010, a total of 467,020 shares of Common Stock were then subject to outstanding restricted stock unit awards granted under the 2003 Plan, 8,224,281 shares of Common Stock were then subject to outstanding stock options granted under the 2003 Plan, and an additional 1,664,992 shares of Common Stock were then available for new award grants under the 2003 Plan. As of June 30, 2010, a total of 10,794,159 shares of Common Stock were subject to all outstanding awards granted under our equity compensation plans (including the shares then subject to outstanding awards under the 2003 Plan and prior plans under which we may no longer grant additional awards), of which 477,020 shares were then subject to outstanding restricted stock unit awards and 10,317,139 shares were then subject to outstanding stock options. As of June 30, 2010, the weighted-average exercise price of these options was $15.73 per share and the weighted-average remaining contractual life of these options was approximately 4.1 years. Currently, no new awards may be granted under any equity compensation plan maintained by us other than the 2003 Plan.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of Corinthian, and that incentive compensation plans like the 2003 Plan are an important attraction, retention and motivation tool for participants in the plan. Our Board of Directors approved the foregoing amendments because we believe that the number of shares currently available under the 2003 Plan does not give us sufficient flexibility to adequately provide for future incentives and that the other share limit changes, the extension of the term of the 2003 Plan, and other amendments described above will provide us flexibility to continue to grant stock-based awards that are important to our success. We will continue to have the authority to grant awards under the 2003 Plan, within the existing 2003 Plan limits and the current scheduled expiration date of the plan and other plan terms, if stockholders do not approve this 2003 Plan proposal.

Summary Description of the 2003 Performance Award Plan

The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, which is attached as Appendix B to this Proxy Statement.

Purpose. The purpose of the 2003 Plan is to promote the success of Corinthian and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2003 Plan. Our Board of Directors has delegated general administrative authority for the 2003 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2003 Plan to another committee of directors, and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”)

The Administrator has broad authority under the 2003 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	subject to the minimum vesting rules of the 2003 Plan described below, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2003 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•	to allow the purchase price of an award or shares of Common Stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. The Administrator may not cancel or amend an outstanding option or stock appreciation right for the purpose of replacing or re-granting the award with an exercise price or base price, as applicable, that is less than the fair market value of a share of Common Stock on the date of grant of the original award. Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.

Eligibility. Persons eligible to receive awards under the 2003 Plan include officers or employees of Corinthian or any of our subsidiaries, directors of Corinthian, and certain consultants and advisors to Corinthian or any of our subsidiaries. Currently, approximately 15,900 officers and employees of Corinthian and our subsidiaries (including all of our Named Executive Officers), and each of our eight non-employee directors, are considered eligible under the 2003 Plan.

Authorized Shares; Limits on Awards. The maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2003 Plan currently equals the sum of: (1) 11,300,000 shares, plus (2) the number of any shares subject to stock options granted under our 1998 Performance Award Plan (the “1998 Plan”) which expire, or for any reason are cancelled or terminated, after September 22, 2003 without being exercised, plus (3) the number of any shares subject to stock options granted under our 2004 New-Hire Award Plan (the “New Hire Plan”) and outstanding as of November 17, 2005 which expire, or for any reason are cancelled or terminated, after November 17, 2005 without being exercised, plus (4) the number of shares subject to restricted stock or restricted stock unit awards granted under the New Hire Plan that are outstanding and unvested as of November 17, 2005 which are forfeited, terminated, cancelled or otherwise reacquired by Corinthian without having become vested.

As of June 30, 2010, approximately 1,871,821 shares of Common Stock had become available for grant under the 2003 Plan in respect of awards under the 1998 Plan that have terminated without having been exercisable or paid and approximately an additional 2,001,958 shares were subject to awards that were then still outstanding under the 1998 Plan. As of June 30, 2010, approximately 9,575 shares of Common Stock had become available for grant under the 2003 Plan in respect of awards under the New Hire Plan that have terminated without having been exercisable or paid and approximately an additional 100,900 shares were subject to awards that were then still outstanding under the New Hire Plan. No additional awards may be granted under the 1998 Plan or the New Hire Plan.

If stockholders approve this 2003 Plan proposal, the number of shares available for award grant purposes under the 2003 Plan will be increased by an additional 5,000,000 shares.

Shares issued in respect of any “full-value award” granted under the 2003 Plan currently are counted against the share limit described in the preceding paragraph as 1.5 shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of Common Stock were granted under the 2003 Plan, 150 shares would be charged against the share limit with respect to that stock bonus award. For this purpose, a “full-value award” means any award granted under the plan other than a stock option or stock appreciation right. If stockholders approve this proposal, shares issued in respect of any full-value award granted under the 2003 Plan after November 17, 2010 would count against the share limit described in the preceding paragraph as 1.9 shares for every one share actually issued in connection with the award (to illustrate, in the foregoing example, if the 1.9 ratio had applied instead of the 1.5 ratio, 190 shares would have been charged against the share limit with respect to that stock bonus award instead of 150).

The following other limits are also contained in the 2003 Plan:

•

The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 11,300,000 shares. If stockholders approve this 2003 Plan proposal,

this limit would be increased by an additional 5,000,000 shares of Common Stock so that the new incentive stock option limit for the 2003 Plan would be 16,300,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2003 Plan share limit described above.

•

The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 500,000 shares. If stockholders approve this 2003 Plan proposal, this limit would be increased to 1,000,000 shares.

•

The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 500,000 shares. If stockholders approve this 2003 Plan proposal, this limit would be increased to 1,000,000 shares.

•

The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors is 400,000 shares. If stockholders approve this 2003 Plan proposal, this limit would be increased to 2,000,000 shares.

•

“Performance-Based Awards” under Section 5.2 of the 2003 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $2,000,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2003 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2003 Plan and applying the proposed premium ratio described above. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when Corinthian pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 190 shares will be counted against the share limits of the plan after applying the proposed premium ratio described above.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any reason are not paid or delivered under the 2003 Plan will again be available for subsequent awards under the 2003 Plan. In addition, the 2003 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Corinthian through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2003 Plan. Corinthian may not increase the applicable share limits of the 2003 Plan by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise). If stockholders approve this 2003 Plan proposal, shares that are exchanged by a participant or withheld by Corinthian to pay the exercise price of an award granted under the 2003 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2003 Plan.

Types of Awards. The 2003 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Corinthian Common Stock or units of Corinthian Common Stock, as well as cash bonus awards pursuant to Section 5.2 of the 2003 Plan. The 2003 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of Corinthian Common Stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of Corinthian Common Stock on the date of grant. The maximum term of an option is seven years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Treatment of Awards Under the 2003 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2003 Plan. Incentive stock options may only be granted to employees of Corinthian or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of Corinthian Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of Corinthian Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is seven years from the date of grant.

The other types of awards that may be granted under the 2003 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2003 Plan as described below.

The 2003 Plan generally imposes a minimum one-year vesting requirement on any full-value awards that are subject to a performance-based vesting condition and generally requires that any other full-value awards not vest more rapidly than in monthly installments over a three-year period, although the Administrator may provide for accelerated vesting of awards under certain specified circumstances such as a change in control of Corinthian or a termination of the award holder’s employment. In addition, Corinthian may grant full-value awards under the 2003 Plan that do not meet these vesting requirements, provided that the number of shares covered by these awards does not exceed five percent of the total number of shares available for award grant purposes under the plan.

Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2003 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Corinthian on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock appreciation, total stockholder return, revenue, revenue growth, operating income (before or after taxes), growth in operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), earnings growth (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to seven years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2003 Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of Corinthian, if certain changes in a majority of our Board of Directors occur following the effective date of the plan, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of Corinthian (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Corinthian or any of our subsidiaries, a sale or other disposition of all or substantially all of Corinthian’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if Corinthian is dissolved or liquidated, then awards then-outstanding under the 2003 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2003 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions. Subject to certain exceptions contained in Section 1.8 of the 2003 Plan, awards under the 2003 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to permit the transfer of awards to certain family members for estate or tax planning purposes and on a gratuitous or donative basis.

Adjustments; Dividend Rights. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2003 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. Other than for these adjustments, dividend equivalent rights may not be granted with respect to a stock option or stock appreciation rights under the 2003 Plan. Dividend or dividend equivalent rights may be granted with respect to other awards under the 2003 Plan, provided that any such rights as to an unvested restricted stock or stock unit awards that include performance-based vesting requirements will be subject to the same performance-based vesting conditions as the corresponding portion of the award.

No Limit on Other Authority. The 2003 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

Termination of or Changes to the 2003 Plan. The Board of Directors may amend or terminate the 2003 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. Stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2003 Plan or to increase any other share limit set forth in the plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2003 Plan is currently scheduled to terminate on September 21, 2013. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder. The proposed amendments would extend the Company’s ability to grant new awards under the 2003 Plan until August 17, 2020.

Federal Income Tax Consequences of Awards under the 2003 Plan

The U.S. federal income tax consequences of the 2003 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2003 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2003 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2003 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2003 Plan

In August 2010, the Compensation Committee approved certain grants of stock options and restricted stock units under the 2003 Plan that are subject to stockholder approval of the proposed amendments to 2003 Plan. The following table sets forth for each of the groups identified below the number of shares subject to options and restricted stock units that were approved subject to stockholder approval of this proposal. Other than the options and restricted stock units reflected in the table below, Corinthian has not approved any awards under the 2003 Plan that are conditioned upon stockholder approval of the proposed amendments to the 2003 Plan. Corinthian is not currently considering any other specific award grants under the 2003 Plan. If the amendments reflected in this 2003 Plan proposal had been in effect in fiscal 2010, we expect that our award grants for fiscal 2010 would not have been substantially different from those actually made in that year under the 2003 Plan.

Name and Position	Number of Shares Underlying Options Granted Subject to Stockholder Approval of the 2003 Plan Proposal	Restricted Stock Units Granted Subject to Stockholder Approval of the 2003 Plan Proposal
		Number of Units (#)(1)		Value of Grant ($)(2)
Named Executive Officers

Jack D. Massimino(3)	—	103,199	(3)	515,995	(3)
Executive Chairman and Former Chief Executive Officer

Peter C. Waller	159,410	109,171		545,855
Chief Executive Officer

Matthew A. Ouimet	64,646	44,272		221,360
President and Chief Operating Officer

Kenneth S. Ord	30,854	21,130		105,650
Executive Vice President and Chief Financial Officer

Beth Wilson	28,820	19,736		98,680
Executive Vice President

Total for Current Executive Officer Group (nine people, including the Named Executive Officers)	373,851	256,024		1,280,120

Non-Executive Director Group (8 people)(4)	—	120,000	(4)	600,000	(4)

Non-Executive Officer Employee Group	194,410	123,931		629,655

(1)	The units will be payable, subject to vesting, on a one-for-one basis in shares of Common Stock.

(2)	Represents the number of stock units awarded multiplied by the closing per share price of Common Stock on the date of Compensation Committee approval of the awards ($5.00) on August 17, 2010.

(3)	Mr. Massimino has not been awarded a specific grant that is subject to stockholder approval of the proposed amendment to the 2003 Plan. However, it is currently contemplated that Mr. Massimino would receive an award of 103,199 RSUs immediately following the annual stockholders meeting if the amendments to the 2003 Plan are approved. The number of RSUs expected to be granted to Mr. Massimino is based upon the Committee’s intention to grant RSUs with a fair value of $1,000,000 to Mr. Massimino calculated using the average closing market price of the Common Stock during the month of July, the same basis as awards to other executive officers of the Company. Without stockholder approval of the proposed amendments, there would be insufficient shares available to make the contemplated RSU grant to Mr. Massimino. The “Value of Grant” reflected in the column above next to Mr. Massimino’s name is calculated as if the units had been granted on August 17, 2010 (when the Company’s Common Stock had a closing price of $5.00 per share).

(4)	The Non-Executive Director Group has not been awarded specific grants that are subject to stockholder approval of the proposed amendments to the 2003 Plan. However, without stockholder approval of the proposed amendments, there would be insufficient shares available to make annual unit grants to Non-Executive Directors. Each Non-Executive Director is expected to receive an annual grant of units with a target value of $90,000, calculated based upon the average closing market price of the Common Stock during the month prior to the month in which the grant is made, but in no event more than 15,000 units. The annual Non-Executive Director grant is contemplated to be made immediately following the Annual Stockholders’ meeting in November 2010. The “Number of Units” and “Value of Grant” reflected in the columns above with respect to the Non-Executive Director Group is calculated as if the units had been granted on August 17, 2010, on which date the Company’s share price closed at $5.00 per share. On that basis, the maximum number of units that could have been delivered to any individual Non-Executive Director would have been 15,000 units, the aggregate number of units granted would have been 120,000 units, and the aggregate value of such grant would have been $600,000. The number of units actually delivered to the Non-Executive Directors if the amendments to the 2003 Plan are approved will differ from that aggregate number of units and aggregate value of grants, and will be based on the formula described above.

Options would vest 1/3 on each of August 25, 2011, August 25, 2012 and August 25, 2013, and would have an exercise price equal to the fair market value on the grant date. All options would expire seven years from the grant date. The unvested portion of any options would terminate upon a termination of employment. The option holder would have three months to exercise the vested portion of the option following a voluntary termination of his or her employment (other than upon retirement) or a termination by the Company other than for cause. The option holder would have a period of twelve months to exercise the option if the termination is a result of death, disability or retirement. If the option holder is terminated by the Company for cause, the option (whether or not then vested) would immediately terminate. RSUs would vest, and the underlying shares would be delivered, 1/3 annually on each of the first three anniversaries of the grant date, subject to continued employment through each vesting date. Stock units granted to non-employee directors would vest upon grant but may not be sold, and would remain tax-deferred, until the earlier to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.

For information regarding stock-based awards granted to our Named Executive Officers during fiscal 2010, see the material under the heading “Executive Compensation and Other Information” above. For information regarding past award grants under the 2003 Plan, see the “Aggregate Past Grants under the 2003 Plan” table below.

The closing market price for a share of Company Common Stock as of September 20, 2010 was $6.44.

AGGREGATE PAST GRANTS UNDER THE 2003 PLAN

As of September 1, 2010, awards covering 14,125,791 shares of Corinthian Common Stock had been granted under the 2003 Plan, exclusive of the awards described above that are contingent on stockholder approval of the proposed amendments to the 2003 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of September 1, 2010		Number of Shares Subject to Past Restricted Stock Grants	Number of Shares Vested as of 9/1/10	Number of Shares Outstanding and Unvested as of 9/1/10
			Exercisable	Unexercisable
Named Executive Officers Group:
Jack D. Massimino	1,250,282	0	1,206,532	43,750	113,012	106,762	6,250
Executive Chairman and Former Chief Executive Officer
Peter C. Waller	975,664	0	403,221	572,443	102,676	64,826	37,850
Chief Executive Officer
Matthew A. Ouimet	272,506	0	34,723	237,783	25,596	7,282	18,314
President and Chief Operating Officer
Kenneth S. Ord	320,898	0	183,594	137,304	41,729	30,785	10,944
Executive Vice President and Chief Financial Officer
Beth Wilson	533,603	0	402,745	130,858	51,206	40,611	10,595
Executive Vice President
Total for Current Executive Officer Group (nine people, including the Named Executive Officers):	4,660,337	82,987	3,001,796	1,575,554	504,901	380,343	124,558

Non-Executive Director Group (8 people):
Linda Arey Skladany	69,000	0	69,000	0	3,000	3,000	0
Paul R. St. Pierre	69,000	0	69,000	0	3,000	3,000	0
Hank Adler	69,000	0	69,000	0	3,000	3,000	0
Terry O. Hartshorn	106,000	0	106,000	0	3,000	3,000	0
Alice Kane	59,000	0	59,000	0	3,000	3,000	0
Robert Lee	43,000	0	43,000	0	3,000	3,000	0
Timothy Sullivan	32,125	0	32,125	0	3,875	3,875	0
John Dionisio	29,500	0	29,500	0	3,500	3,500	0
Total for Non-Executive Director Group:	476,625	0	476,625	0	25,375	25,375	0

Each other person who has received 5% or more of the options, warrants or rights under the 2003 Plan	0	0	0	0	0	0	0

All employees, including all current officers who are not executive officers or directors, as a group	8,988,829	1,475,900	2,704,134	1,751,522	817,045	417,702	211,113

Total	14,125,791	1,558,887	6,182,552	3,327,076	1,347,321	823,420	335,671

Messrs. Massimino, St. Pierre, Lee, Adler and Dionisio and Ms. Skladany are nominees for re-election as directors at the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION

As of June 30, 2010, our equity compensation plans consisted of the 1998 Performance Award Plan (the “1998 Plan”), the 2003 Plan, the 2004 New Hire Plan (the “New Hire Plan”) and the Employee Stock Purchase Plan (the “ESPP”). The 1998 Plan, the 2003 Plan and the ESPP have all been approved by our shareholders.

The New Hire Plan has not been approved by our shareholders. No new awards may be granted under the 1998 Plan or the New Hire Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	10,693,259	(1)	$15.03	(3)	3,000,544	(4)
Equity compensation plans not approved by security holders	100,900	(2)	$16.14	(3)	—
Total	10,794,159		$15.04	(3)	3,000,544	(4)

(1)	Includes 467,020 shares to be issued upon vesting of Restricted Stock Units (“RSUs”), for which no exercise price will be paid.

(2)	Includes 10,000 shares to be issued upon the vesting of RSUs, for which no exercise price will be paid.

(3)	For purposes of calculating weighted average exercise price, RSUs are assumed to have an exercise price of $0.

(4)	Of these 3,000,554 shares available for future issuance, 1,664,992 of these were available for issuance under the 2003 Plan and 1,335,552 were available for issuance under the ESPP.

Equity Compensation Plans Not Approved by Stockholders

The New Hire Plan authorized the grant stock options, stock appreciation rights, restricted stock, stock unit, performance share, dividend equivalent and other stock-based awards to newly-hired employees, and is administered by the Compensation Committee of our Board of Directors. The Company’s authority to grant new awards under the New Hire Plan terminated effective as of November 17, 2005.

Vote Required for Approval of the 2003 Plan Amendments

The Board of Directors believes that the proposed amendments to the 2003 Plan will promote the interests of Corinthian and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of our Board of Directors are eligible for awards under the 2003 Plan and thus have a personal interest in the approval of the 2003 Plan proposal.

Approval of the 2003 Plan proposal requires the affirmative vote of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting. Broker non-votes and abstentions on this proposal have the effect described on page 1 of this Proxy Statement.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE 2003 PERFORMANCE AWARD PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B HERETO.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve an amendment to our Employee Stock Purchase Plan, as amended (the “ESPP”). The ESPP is currently scheduled to expire on December 31, 2010. The proposed amendment to the ESPP was approved, subject to stockholder approval, by the Board of Directors on September 17, 2010. The proposed amendment to the ESPP would extend Corinthian’s ability to grant new awards under the ESPP until December 31, 2020. Except for this extension of the term of the ESPP, no other changes to the terms and provisions of the ESPP are proposed. If stockholders do not approve this ESPP proposal, the current term of the ESPP will remain in effect.

As of June 30, 2010, 2,000,000 shares of Common Stock are authorized for issuance under the ESPP. Of these shares, 664,448 shares have previously been purchased and 1,335,552 shares remain available for purchase in the current and future offering periods under the ESPP. The proposed amendments will not increase the number of shares authorized for issuance under the ESPP.

Under the ESPP, shares of Common Stock are available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees are entitled to purchase, by means of payroll deductions, limited amounts of Common Stock during periodic Offering Periods.

The Board of Directors believes that the ESPP helps the Company retain and motivate eligible employees and helps further align the interests of eligible employees with those of the Company’s stockholders. Extending the term of the ESPP will allow us to continue to offer participation in the ESPP in the future.

Summary Description of the ESPP (as proposed to be amended)

The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which has been filed as an exhibit to this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the ESPP by writing to the Corporate Secretary of the Company at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707.

Purpose. The purpose of the ESPP is to provide eligible employees with an incentive to advance the best interests of the Company (and its participating subsidiaries) by providing an opportunity to purchase shares of Common Stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and those of the Company’s stockholders.

Operation of the ESPP. The ESPP generally operates in successive six-month periods referred to as “Offering Periods.” The determination of the duration of future Offering Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months. Although the ESPP gives us flexibility to change the structure of future Offering Periods, at present we expect that Offering Periods will continue to commence on each January 1 and July 1. We may change, if we desire, the Offering Periods in the future.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of Common Stock. A participant must designate in his or her election the amount or percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Option Price for that Offering Period. The determination of the Option Price for an Offering Period will equal the lesser of (1) 90% of the fair market value of a share of the Common Stock on the applicable Grant Date, or (2) 90% of the fair market value of a share of Common Stock on the applicable Exercise Date. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility. Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, an individual generally must have been employed by us for a period of 60-90 days prior to the start of that Offering Period (with the period of employment dependent upon the particular Offering Period). The Compensation Committee may prescribe any shorter or longer employment requirement, not in excess of one year, as to any particular Offering Period.

As of June 30, 2010, approximately 15,900 employees of the Company and its subsidiaries (including all of the Named Executive Officers) were eligible to participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions. A maximum of 2,000,000 shares of Common Stock may be purchased under the ESPP (of which, as of June 30, 2010, 664,448 shares had been purchased in past Offering Periods and 1,335,552 shares remained available under the plan).

Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute more than 15% of his or her compensation to the ESPP.

•	A participant cannot purchase more than 24,000 shares of Common Stock under the ESPP in any one Offering Period.

•

A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•

A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

We have the flexibility to change the 15% contribution and the individual share limits referred to above from time to time without stockholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Anti-dilution Adjustments. As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.

Termination of Participation. A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries for any reason or if the participant elects to terminate his or her plan contributions in accordance with the ESPP. If a participant’s ESPP participation terminates during an Offering Period under such circumstances, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest.

In the event a participant remains employed by the Company or one of its participating subsidiaries but the participant is no longer an eligible employee under the ESPP, or if the participant commences an approved leave of absence that meets certain requirements, prior to the applicable Exercise Date, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and the participant’s ESPP account balance will continue to be held by the Company and be used at the end of that Offering Period to exercise the participant’s option (subject to the participant’s right to request a withdrawal from the plan). However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration. The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee of the Board of Directors as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans. The ESPP does not limit the ability of the Board of Directors or any committee of the Board of Directors to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

Amendments. The Board of Directors generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without stockholder approval and without limiting the Board of Directors’ amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.

Termination. No new Offering Periods will commence under the ESPP on or after December 31, 2010, unless the Board of Directors terminates the ESPP earlier. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased. The proposed amendment would extend the Company’s ability to grant new awards under the ESPP until December 31, 2020.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

The closing market price for a share of Corinthian Common Stock as of September 20, 2010 was $6.44 per share.

AGGREGATE PAST PURCHASES UNDER THE EMPLOYEE STOCK PURCHASE PLAN

Name	Aggregate Number of Shares Purchased Under the Plan in the Fiscal Year Ended June 30, 2010	Aggregate Number of Shares Purchased Under the Plan in All Completed Offering Periods
Named Executive Officers:
Jack D. Massimino	0	0
Peter C. Waller	0	0
Matthew A. Ouimet	0	0
Kenneth S. Ord	0	0
Beth Wilson	0	0
Total for All Current Executive Officers (9 people, including the Named Executive Officers):	0	748
Non-Executive Director Group:
Linda Arey Skladany	0	0
Paul R. St. Pierre	0	0
Hank Adler	0	0
Terry O. Hartshorn	0	0
Alice Kane	0	0
Robert Lee	0	0
Timothy Sullivan	0	0
John Dionisio	0	0

Each other person who has received 5% or more of the options, warrants or rights under the ESPP	0	0

All employees, including all current officers who are not executive officers or directors, as a group	81,744	663,750

Total	81,744	664,448

Messrs. Massimino, St. Pierre, Lee, Adler and Dionisio and Ms. Skladany are nominees for re-election as directors at the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION

For a description of the equity compensation plans maintained by Corinthian, see the table above under the heading, “Equity Compensation Plan Information.”

Vote Required for Approval of the Employee Stock Purchase Plan Amendment

The Board of Directors believes that the proposed amendments to the ESPP will promote the interests of Corinthian and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

Approval of the amendment to the ESPP requires the affirmative vote of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting. Broker non-votes and abstentions on this proposal have the effect described on page 2 of this Proxy Statement.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors for the fiscal year ending June 30, 2011. Ernst & Young LLP has acted as auditors for Corinthian since February 2002. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP. If a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote on this proposal are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will interpret this as an instruction to seek other auditors. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

MISCELLANEOUS AND OTHER MATTERS; SOLICITATION

The cost of this proxy solicitation will be borne by Corinthian. Corinthian may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at Corinthian’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by Corinthian for their reasonable out-of-pocket expenses of solicitation. In addition to use of the mails, Corinthian may solicit proxies in person or by telephone, facsimile or other means of communication by certain of its directors, officers, and regular employees who will not receive any additional compensation for such solicitation. Corinthian has engaged Phoenix Advisory Partners (“Phoenix”) to solicit proxies. Corinthian expects to pay Phoenix a fee of approximately $8,000 for this service, plus expenses. Corinthian has agreed to indemnify Phoenix against certain liabilities arising out of or in connection with this engagement.

Only one annual report or proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from at least one of the stockholders. Upon request, the Company will deliver promptly a separate copy of this Proxy Statement or the 2010 Annual Report to a stockholder at a shared address to which a single copy of this Proxy Statement or the 2010 Annual Report was delivered. Requests for a separate copy of the Annual Report or Proxy Statement, requests to receive separate annual reports or proxy statements in the future, and requests for delivery of a single copy to stockholders sharing an address, are to be made to the Secretary of the Company at the Company’s corporate office address listed above or by phoning (714) 427-3000.

PROPOSALS OF STOCKHOLDERS

Stockholder proposals intended to be considered at the Company’s 2011 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices no later than June 17, 2011 in order to be considered for inclusion in the Company’s Proxy Statement relating to that meeting pursuant to SEC Rule 14a-8. If the date of the Company’s 2010 Annual Meeting of Stockholders changes by more than 30 days from the date of this year’s Annual Meeting, stockholder proposals must be received by the Secretary of the Company at its principal executive offices a reasonable time before the Company begins to print and mail the proxy materials for its 2010 Annual Meeting of Stockholders. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

In order for director nominees to be considered for inclusion in the Company’s Proxy Statement relating to the 2011 Annual Meeting of Stockholders pursuant to SEC Rule 14a-11, notice of stockholder nominations on Schedule 14N must be transmitted to the Secretary of the Company at its principal executive offices no earlier than May 18, 2011 and no later than June 17, 2011. Stockholder nominations must also comply with other procedures prescribed in SEC Rule 14a-11.

In addition, in order for stockholder proposals or director nominations to be considered at the Company’s 2010 Annual Meeting of Stockholders (including from the floor if receipt of the stockholder proposal or director nomination did not satisfy the deadline stated above for inclusion of the proposal in the Company’s Proxy Statement), the Company’s Bylaws require that, among other things, stockholders give written notice of any proposal or nomination of a director to the Secretary of the Company at its principal executive offices no earlier than 120 days and no later than 90 days prior to the first anniversary of the Company’s 20109 Annual Meeting of Stockholders. Notwithstanding the foregoing, in the event the date of the 2011 Annual Meeting of Stockholders occurs more than 30 days before, or more than 70 days after, the anniversary of the 2010 Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2011 Annual Meeting of Stockholders, and no later than 90 days prior to the date of the 2011 Annual Meeting of Stockholders or the close of business on the tenth day following the day on which public announcement of the 2011 Annual Meeting is made. Stockholder proposals or nominations for director that do not meet the notice requirements set forth above and further described in Section 2.11 of the Company’s Bylaws will not be acted upon at the 2011 Annual Meeting of Stockholders.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in Corinthian’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

ADDITIONAL INFORMATION

Included herewith and incorporated herein by this reference is a copy of Corinthian’s Annual Report for its fiscal year ended June 30, 2010, as filed with the SEC. Corinthian files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

The Company’s Annual Report on Form 10-K for the year ended June 30, 2010, as filed with the SEC, is also available free of charge on the Company’s website at www.cci.edu and, upon request, a copy will be furnished by the Company to any stockholder free of charge. Any stockholder desiring a copy should write to the Company at the address set forth on the cover page of the proxy statement, attention: Stan Mortensen, Corporate Secretary.

By order of the Board of Directors

Stan A. Mortensen

Corporate Secretary

Santa Ana, California

October 15, 2010

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

APPENDIX A

RESTATED CERTIFICATE OF INCORPORATION

OF

CORINTHIAN COLLEGES, INC.,

a Delaware corporation

Corinthian Colleges, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The name of the Corporation is Corinthian Colleges, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 24, 1996.

2. The first Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 23, 1996.

3. The second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on September 24, 1996.

4. The third Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 1997.

5. The fourth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 3, 1999.

6. The fifth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 29, 2001.

7. The sixth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on November 21, 2003.

8. The seventh Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on February 22, 2007.

9. The eighth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on November 25, 2008.

10. This ninth Restated Certificate of Incorporation amends, restates and supersedes the Certificate of Incorporation as originally filed and thereafter amended and restated, was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, and was approved by the stockholders of the Corporation at a duly noticed meeting of the stockholders.

11. The text of the eighth Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on November 25, 2008, as it may have heretofore been amended or supplemented, is hereby amended, restated and superseded to read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION OF

CORINTHIAN COLLEGES, INC.

Article I: Name

The name of this corporation (the “Corporation”) is Corinthian Colleges, Inc.

Article II: Registered Office

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Trust Company.

Article III: Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article IV: Capital Stock

A. The Corporation is authorized to issue two classes of stock designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation has authority to issue is 120,500,000 shares, consisting of 120,000,000 shares of Common Stock, par value $0.0001 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share.

B. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences, privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In the event that the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status that such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

Article V: Management

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. All vacancies and newly created directorships resulting from any increase in the authorized number of directors, as well as any other vacancies, shall be filled exclusively by a majority of the directors in office immediately prior to such increase (even though the number of directors then in office may constitute less than a quorum). Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the same remaining term as that of his or her predecessor and until his or her successor shall have been duly elected and qualified. A director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term of office continuing until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation.

B. The number of directors constituting the entire Board shall be not less than three nor more than thirteen as fixed from time to time, in accordance with the Bylaws, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be fixed by the Board in accordance with the Bylaws.

C. Except as set forth in the immediately succeeding paragraph, the Board of Directors shall be divided into three classes, as nearly equal in numbers as the then number of directors constituting the entire Board permits with the term of office of one class expiring each year. The three classes of directors shall be designated Class I, Class II, and Class III.

Beginning at the first annual meeting of stockholders to be held after the end of fiscal year 2009, directors whose terms expire at each annual meeting of stockholders will be elected annually for terms of one year as follows: (i) at the first annual meeting of stockholders to be held after fiscal year 2009, directors elected to succeed the Class II directors whose terms expire at such annual meeting of stockholders shall be elected for a term of office to expire at the next annual meeting of stockholders after their election and until their respective successors shall have been duly elected and qualified; (ii) at the first annual meeting of stockholders to be held after fiscal year 2010, directors elected to succeed the Class III directors whose terms expire at such annual meeting of stockholders shall be elected for a term of office to expire at the next annual meeting of stockholders after their election and until their respective successors shall have been duly elected and qualified; and (iii) at the first annual meeting of stockholders to be held after fiscal year 2011, and at each annual meeting of stockholders to be held thereafter, all directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election and until their respective successors shall have been duly elected and qualified.

D. Notwithstanding any other provision contained in this Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

Article VI: Limitation of Director Liability and Indemnification

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation shall, to the fullest extent permitted by law, as now or hereafter in effect, indemnify its directors and officers against any liabilities, losses or related expenses which they may incur by reason of serving or having served as directors or officers of the Corporation, or serving or having served at the request of the Corporation as directors, officers, trustees, partners, employees or agents of any entity in which the Corporation has an interest. Such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. The right to indemnification conferred by this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify any director or officer (or any of such person’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person (except for a proceeding to enforce rights to indemnification) unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article VI shall not result in any liability of a director, or any change or reduction in the indemnification to which a director, officer, employee or agent would otherwise be entitled, with respect to any action or omission occurring prior to such repeal or modification.

Article VII: Call of Special Meetings

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board. Special meetings of the stockholders may not be called by the stockholders.

Article VIII: No Stockholder Action by Written Consent

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Article IX: Amendment of Corporate Documents

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article IX and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. The affirmative vote of a majority of the outstanding stock entitled to vote, and a majority of the outstanding stock of any particular class or series of the capital stock of the Corporation, shall be required to alter, amend, rescind or repeal any provision of this Certificate of Incorporation; provided, however, that notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any requirement of applicable law and any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation, the approval by a majority of the directors of the Corporation then in office and the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock entitled to vote, voting together as a single class, shall be required to alter, amend, rescind or repeal any provision of Articles V, VI or IX.

C. The Board of Directors of the Corporation shall have the power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of a majority of the members of the Board of Directors of the Corporation then in office.

IN WITNESS WHEREOF, Corinthian Colleges, Inc. has caused this Restated Certificate of Incorporation to be signed by Jack D. Massimino, its Chairman of the Board this      day of November, 2010.

CORINTHIAN COLLEGES, INC.

By:
Jack D. Massimino
Chairman of the Board

APPENDIX B

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

This Corinthian Colleges, Inc. 2003 Performance Award Plan (this “Plan”), as amended and restated herein, is effective subject to stockholder approval of this amended and restated version of this Plan at the Corporation’s 2010 annual meeting of stockholders (the “2010 Meeting Date”). Certain provisions of this Plan were previously amended effective as of the date of the 2005 annual meeting (the “2005 Meeting Date”). For Awards granted prior to the 2005 Meeting Date or the 2010 Meeting Date, refer to the version of this Plan as in effect at the time the Award was granted.

1.	The Plan.

1.1	Purpose. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding directors, officers, employees and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. Capitalized terms used herein are defined in Section 7.

1.2	Administration and Authorization; Power and Procedure.

1.2.1	The Administrator. This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors of the Corporation or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors of the Corporation may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Company who will receive grants of rights or options to purchase shares of Common Stock, and (b) to determine the number of rights or options to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, this Plan shall be administered by a committee consisting solely of two or more “outside directors” of the Corporation (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more “non-employee directors” of the Corporation (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors of the Corporation (within the meaning of the applicable listing agency).

1.2.2	Plan Awards; Interpretation; Powers of Administrator. Subject to the express provisions of this Plan and any express limitations on the delegated authority of an Administrator, the Administrator will have the authority to:

(a)	determine eligibility and, from the group of Eligible Persons, select the particular Eligible Persons who will receive Awards under this Plan;

(b)	grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6 and any stockholder approval required under Section 6.6.5;

(f)	accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum seven-year term of Awards under Section 1.6 in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)	determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an award);

(h)	determine whether, and the extent to which, adjustments are required pursuant to Section 6.3 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 6.3;

(i)	acquire or settle (subject to Sections 6.3 and 6.6, including, without limitation, any stockholder approval required under Section 6.6.5) rights under awards in cash, stock of equivalent value, or other consideration; and

(j)	determine Fair Market Value for Plan purposes and make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

1.2.3

Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

1.2.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

1.2.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3	Participation. Discretionary Awards may be granted by the Administrator only to those persons that the Administrator determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator so determines.

1.4	Shares Available for Awards; Share Limits.

1.4.1	Shares Available. Subject to the provisions of Section 6.3, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

1.4.2	Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of (a) 16,300,000[1] shares, plus (b) the number of any shares subject to stock options granted under the Corporation’s 1998 Performance Award Plan which expire, or for any reason are cancelled or terminated, after the original effective date of this Plan without being exercised, plus (c) the number of any shares subject to stock options granted under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the “2004 Plan”) which expire, or for any reason are cancelled or terminated, after the 2005 Meeting Date without being exercised, plus (d) the number of any shares subject to restricted stock or restricted stock unit awards granted under the 2004 Plan which are outstanding and unvested as of the 2005 Meeting Date and which are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

1.4.3	Full-Value Awards. Shares issued in respect of any Full-Value Award granted under this Plan shall be counted against the Share Limit as 1.9 shares for every share actually issued in connection with the Award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 190 shares shall be charged against the Share Limit in connection with that award.)

1.4.4	Other Share Limits. The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 16,300,000 shares.

(b)	The maximum number of shares of Common Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

[1]	The current aggregate Share Limit for this Plan is 11,300,000 shares (excluding shares originally authorized for issuance under the 1998 Plan and the 2004 Plan). Stockholders are being asked to approve amendments to this Plan that would increase this aggregate Share Limit by an additional 5,000,000 shares (so that the new aggregate Share Limit for the plan would be 16,300,000 shares, in addition to the shares originally authorized and not issued under the 1998 Plan and the 2004 Plan as set forth above).

(c)	The maximum number of shares of Common Stock subject to all Awards that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(d)	The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Non-Employee Directors in the aggregate is 2,000,000 shares.

(e)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.

(f)	In no event will greater than five percent (5%) of the total shares of Common Stock available for Award grant purposes under this Plan be used for purposes of granting Special Full-Value Awards on and after November 17, 2005.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 1.4.5, Section 6.3.1, and Section 6.15.

1.4.5	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the Award shall be counted against the share limits of this Plan (including, for purposes of clarity, the applicable share limits of Section 1.4 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 190 shares shall be counted against the share limits of this Plan after applying the premium counting ratio of Section 1.4.3.) To the extent that shares of Common Stock are delivered pursuant to the exercise of an Option or Stock Appreciation Right, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 1.4, as opposed to only counting the shares actually issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 1.4 with respect to such exercise.) Except as provided in the next sentence, shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under this Plan. Refer to Section 6.15 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

1.4.6	Reservation of Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash).

1.5	Grant of Awards. Subject to the express provisions of this Plan (including, without limitation, the no repricing provisions of Section 6.6.5), the Administrator will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and “business criteria” as such term is used in Section 5.2 that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement executed or electronically recorded by the Corporation and, if required by the Administrator, by the Participant.

1.6	Award Period. Any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 7 years after the date of grant; provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Administrator in writing.

1.7	Limitations on Exercise and Vesting of Awards.

1.7.1	Provisions for Exercise. Subject to Section 1.7.4, an Award will be exercisable or will vest at the time or times provided by the Administrator in the applicable Award Agreement, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

1.7.2	Procedure. Any exercisable Award will be deemed to be exercised when the Corporation receives appropriate notice of such exercise from the Participant together with any required payment made in accordance with Section 1.9.

1.7.3	Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.7.4	Minimum Vesting Requirements. Except as otherwise provided in the following provisions of this Section 1.7.4 and except for any accelerated vesting required or permitted pursuant to Section 6.3, and subject to such additional vesting requirements or conditions (if any) as the Administrator may establish with respect to the Award, each Award granted under this Plan that is a Full-Value Award and payable in shares of Common Stock shall be subject to the following minimum vesting requirements: (a) if the Award includes a performance-based vesting condition, the Award shall not vest earlier than the first anniversary of the date of grant of the Award; and (b) if the Award does not include a performance-based vesting condition, the Award shall not vest more rapidly than in substantially equal periodic installments over the three-year period immediately following the date of grant of the Award. The Administrator may (but need not) accelerate or provide in the applicable Award Agreement for the accelerated vesting of any such Award, however, in connection with (i) a change in control of the Corporation or the Award holder’s employer (or a parent thereof), (ii) the termination of the Award holder’s employment due to the Award holder’s death, disability or retirement, or a termination of the Award holder’s employment by his or her employer without cause or in circumstances in which the Award holder has good reason to terminate employment. The Administrator may also accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Full-Value Award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule contemplated by the foregoing, in such circumstances as it may deem appropriate; provided, however, that any such Full-Value Award that does not satisfy the minimum vesting requirements of the preceding sentence (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) shall count against the applicable share limits of Section 4.2 as a Special Full-Value Award (as opposed to counting against such limits only as a Full-Value Award).

1.8	No Transferability; Limited Exception to Transfer Restrictions.

1.8.1	Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.8 or required by applicable law: (i) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards will be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

1.8.2	Exceptions. The Administrator may permit Awards to be transferred to certain persons or entities related to the Participant, including but not limited to members of the Participant’s immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the Participant and/or members of the Participant’s immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Any such transfer shall be permitted only if the Administrator receives evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation’s ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 1.8.3, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

1.8.3	Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.8.1 will not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

1.9	Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such Award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event, however, shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. To the extent required in order to avoid “liability” accounting for an Award, in the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of an Option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 6.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award or shares by any method other than cash payment to the Corporation.

2.	Options.

2.1	Grants. One or more Options may be granted under this Section 2 to any Eligible Person. Each Option granted will be designated in the applicable Award Agreement, by the Administrator, as either an Incentive Stock Option, subject to Section 2.3, or a Nonqualified Stock Option. Other than the adjustments contemplated by Section 6.3, dividend equivalent rights may not be awarded with respect to an Option.

2.2	Option Price.

2.2.1	Pricing Limits. The purchase price per share of the Common Stock covered by each Option will be determined by the Administrator at the time of the Award; provided that the purchase price per share of the Common Stock covered by each Option will not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Option.

2.2.2	Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Section 2 will be paid in full at the time of each purchase in one or a combination of the methods set forth in Section 1.9, as permitted or required by the Administrator.

2.3	Limitations on Grant and Terms of Incentive Stock Options.

2.3.1	$100,000 Limit. To the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

2.3.2	Option Period. Subject to Section 1.6, each Option and all rights thereunder will expire no later than 7 years after the Award Date.

2.3.3	Other Code Limits. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfy the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

2.3.4	Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of 5 years from the date such Option is granted.

3.	Stock Appreciation Rights.

3.1	Grants. The Administrator may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2	Exercise of Stock Appreciation Rights.

3.2.1	Exercisability. Unless the Award Agreement or the Administrator otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

3.2.2	Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement.

3.2.3	Proportionate Reduction. If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.3	Payment.

3.3.1	Amount. Upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive, subject to Section 6.5, payment of an amount determined by multiplying:

(a)	the difference (which shall not be less than zero) obtained by subtracting the Base Price of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(b)	the number of shares with respect to which the Stock Appreciation Right has been exercised.

The “Base Price” of a Stock Appreciation Right will be determined by the Administrator at the time of the Award; provided that the Base Price per Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

3.3.2	Form of Payment. The Administrator, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, but the Administrator will have determined that such exercise and payment are consistent with applicable law. If the Administrator permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election will be subject to such conditions as the Administrator may impose. Other than the adjustments contemplated by Section 6.3, dividend equivalent rights may not be awarded with respect to a Stock Appreciation Right.

4.	Restricted Stock and Stock Unit Awards.

4.1	Grants. Subject to any applicable limitations under Delaware law and to such rules and procedures as the Administrator may establish from time to time:

4.1.1

Restricted Stock. The Administrator may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) to be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Any stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions (“Restricted Shares”) will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Administrator until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurances and documents as the Administrator may require to enforce the restrictions.

4.1.2	Stock Units. The Administrator may authorize and grant to any Eligible Person a Stock Unit Award, or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation. The specific terms, conditions, and provisions relating to each Stock Unit grant, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Agreement or and any relevant Company deferred compensation plan.

4.2	Restrictions.

4.2.1	Pre-Vesting Restraints. Except as provided in Sections 4.1 and 1.8, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

4.2.2	Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement and except as provided below, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting. Stock Units may, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as determined by the Administrator. Any dividends and/or dividend equivalents as to the unvested portion of a Restricted Stock Award that is subject to performance-based vesting requirements or the unvested portion of Stock Units that are subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

4.2.3	Cash Payments. If the Participant has paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted shares that cease to be eligible for vesting.

4.3	Return to the Corporation. Unless the Administrator otherwise expressly provides, Restricted Shares or Stock Units that remain subject to vesting conditions at the time of termination of employment will not vest and will be returned to the Corporation or cancelled, as the case may be, in such manner and on such terms as the Administrator provides.

5.	Performance Share Awards and Stock Bonuses.

5.1

Grants of Performance Share Awards. The Administrator may grant Performance Share Awards to Eligible Employees based upon such factors as the Administrator deems relevant in light of the specific type and terms of the Award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 7 years (a “performance cycle”) as may be established by the Administrator of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Administrator. The Administrator may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Administrator (consistent with Section 6.10.3(b), if applicable) may determine.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of Section 5.1 or any other type of Award otherwise authorized under this Plan, any type of Award authorized under this Plan may be, and Options and Stock Appreciation Rights granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). A Performance-Based Award may also be granted as a cash award that is not related to shares of Common Stock. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.2 in order for such Award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1	Eligible Class. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Company. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.3 must be constituted as provided in Section 1.2.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2	Form of Payment; Maximum Performance-Based Award. Awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one Participant in any one calendar year shall be subject to the limit set forth in Section 1.4.4(b). The maximum number of shares of Common Stock which may be delivered pursuant to all Performance-Based Awards, Qualifying Options and Qualifying SARs (other than cash awards covered by the following sentence) that are granted to any one Participant in any one calendar year, in the aggregate, shall be subject to the limit set forth in Section 1.4.4(c). In addition, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that Participant in any one calendar year shall not exceed $2,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.3

Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock appreciation, total stockholder return, revenue, revenue growth, operating income (before or after taxes), growth in operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), earnings growth (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Company’s financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or

Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 7 years.

5.2.4	Administrator Certification. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5	Administrator Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Section 5.2 including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Administrator expressly preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6	Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders last approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3	Grants of Stock Bonuses. The Administrator may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded will be determined by the Administrator. The Award may be granted independently or in lieu of a cash bonus.

5.4	Deferred Payments. The Administrator may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon (such as the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares), at the election or at the request of such Participant, subject to the other terms of this Plan and such rules and procedures as the Administrator may establish under this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Administrator may impose, subject to any then vested rights of Participants.

5.5	Cash Bonus Awards.

5.5.1	Performance Goals. The Administrator may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary or division basis with reference to any one or combination of the business criteria (as such term is used in Section 5.2). In addition, the award may depend upon the Eligible Person’s individual performance.

5.5.2	Payment in Restricted Stock. In lieu of cash payment of an Award, the Administrator may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Stock, an Option or other Award.

6.	Other Provisions.

6.1	Rights of Eligible Persons, Participants and Beneficiaries.

6.1.1	Employment Status. Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

6.1.2	No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to otherwise change such person’s compensation or other benefits or to terminate the employment or other service of such person, with or without cause. Nothing in this Section 6.1.2, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

6.1.3	Plan Not Funded. Awards payable under this Plan will be payable in shares or from the general assets of the Corporation, and (except for any reservation of shares by the Corporation as provided in Section 1.4.6) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

6.1.4	Charter Documents. The Articles of Incorporation and By-Laws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by reference.

6.2	Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary Provisions.

6.2.1

Options - Resignation or Dismissal. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant’s employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the “Severance Date”) other than due to the Participant’s Retirement, Total Disability or death, or a termination by the Corporation or a Subsidiary “for cause” (as determined in the sole discretion of the Administrator, unless a written employment agreement by and between the Participant and the Corporation or a Subsidiary defines such term for purposes of the Participant’s employment and such agreement is in effect at the time of grant of the Award), the Participant will have until the date which is three months after the Participant’s Severance Date to exercise an Option to the extent that it is vested on the Severance Date. In the case of a termination by the Corporation or a Subsidiary “for cause” (as determined in the sole discretion of the Administrator, unless a written employment agreement by and between the Participant and the Corporation or a Subsidiary defines such term for purposes of the Participant’s employment and such agreement is in effect at the time of grant of the Award), the Option will terminate on the Participant’s Severance Date (whether or not vested and/or exercisable). In all cases, the Option, to the extent not vested on the Participant’s Severance Date, will terminate on that date.

6.2.2	Options - Death or Disability. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant’s employment by (or specified service to) the Company terminates as a result of the Participant’s Total Disability or death, or the Participant suffers a Total Disability or dies within 30 days after a termination described in Section 6.2.1, the Participant, the Participant’s Personal Representative or the Participant’s Beneficiary, as the case may be, will have until the date which is twelve months after the Participant’s Severance Date to exercise an Option to the extent that it is vested on the Participant’s Severance Date. The Option, to the extent not vested on the Participant’s Severance Date, will terminate on that date.

6.2.3	Options - Retirement. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant’s employment by (or specified service to) the Company terminates as a result of the Participant’s Retirement, the Participant, the Participant’s Personal Representative or the Participant’s Beneficiary, as the case may be, will have until the date which is twelve months after the Participant’s Severance Date to exercise an Option to the extent that it is vested on the Participant’s Severance Date. The Option, to the extent not vested on the Participant’s Severance Date, will terminate on that date.

6.2.4	Certain SARs. Any SAR granted concurrently or in tandem with an Option will have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Administrator otherwise provides.

6.2.5	Other Awards. The Administrator will establish in respect of each other Award granted hereunder the Participant’s rights and benefits (if any) if the Participant’s employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award (and, for the avoidance of doubt, the Administrator may define any particular cause of termination (e.g., disability or retirement) in a different manner than such term is defined in this Plan).

6.2.6	Administrator Discretion. Notwithstanding the foregoing provisions of this Section 6.2, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Administrator may increase the portion of the Participant’s Award available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6 and 6.3, extend the exercisability period upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement. If the Participant is not an employee or director of the Company and provides other services to the Company, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award otherwise provides) of whether the Participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

6.2.7	Events Not Deemed Terminations of Service. Unless Company policy or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than 3 months. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

6.2.8	Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary’s change in status.

6.3	Adjustments; Acceleration.

6.3.1	Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Administrator will, in such manner and to such extent (if any) as it deems appropriate and equitable

(a)	proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or

(b)	in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, Stock Appreciation Rights or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. It is intended that, if possible, any adjustments contemplated by this Section 6.3.1 be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements. However, with respect to any award of an Incentive Stock Option, the Administrator may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

6.3.2

Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 6.3 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then outstanding Option and Stock Appreciation Right shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any Award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

6.3.3	Possible Acceleration of Awards. Without limiting Section 6.3.2, in the event of a Change in Control Event, the Administrator may, in its discretion, provide that any outstanding Option or Stock Appreciation Right shall become fully vested, that any share of Restricted Stock then outstanding shall fully vest free of restrictions, and that any other Award granted under this Plan that is then outstanding shall be payable to the holder of such Award. The Administrator may take such action with respect to all Awards then outstanding or only with respect to certain specific Awards identified by the Administrator in the circumstances.

6.3.4	Early Termination of Awards. Any Award that has been accelerated as required or contemplated by Section 6.3.2 or 6.3.3 (or would have been so accelerated but for Section 6.3.5 or 6.3.7) shall terminate upon the related event referred to in Section 6.3.2 or 6.3.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options and Stock Appreciation Rights that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and Stock Appreciation Rights in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

6.3.5	Other Acceleration Rules. Any acceleration of awards pursuant to this Section 6.3 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 6.3.2, 6.3.3 and/or 6.3.4 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a Nonqualified Stock Option under the Code.

6.3.6	Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

6.3.7	Section 162(m) Limitations. To the extent limited by Section 162(m) of the Code in the case of an Award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the Award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the Option or Stock Appreciation Right, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the Award.

6.4	Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

6.5	Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any Award, the Company shall have the right at its option to:

(a)	require the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 6.4) require or grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

6.6	Plan Amendment, Termination and Suspension.

6.6.1	Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Administrator will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

6.6.2	Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval. Without limiting the generality of the foregoing sentence, any amendment to this Plan that increases any of the share limits set forth in Section 1.4 shall be subject to stockholder approval.

6.6.3	Amendments to Awards. Without limiting any other express authority of the Administrator under but subject to the express limits of this Plan and further subject to Section 6.6.5, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant’s rights and benefits under an Award.

6.6.4	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the

Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 6.3 will not be deemed to constitute changes or amendments for purposes of this Section 6.6 and shall not require stockholder approval or the consent of the Award holder.

6.6.5	Stockholder Approval Required for a Repricing. Subject to Section 6.6.4, the Administrator may adjust the number of shares of Common Stock subject to any Award and/or adjust the price of any or all outstanding Awards in such circumstances as the Administrator may deem appropriate; provided that in no case (except due to an adjustment contemplated by Section 6.3 or any repricing that may be approved by stockholders) may the Administrator (1) amend an outstanding Option or Stock Appreciation Right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise or base price that is less than the exercise or base price of the original Award.

6.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as otherwise expressly authorized by the Administrator or this Plan, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8	Effective Date of the Plan. The current version of this Plan is effective upon its approval by the Board (the “Effective Date”), subject to approval by the stockholders of the Corporation within twelve months after the date of such Board approval.

6.9	Term of the Plan. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date (the “Termination Date”) and no Awards may be granted under this Plan after that date. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the Termination Date may extend beyond such date, and all authority of the Administrator with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the Termination Date.

6.10	Governing Law/Construction/Severability.

6.10.1	Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware.

6.10.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

6.10.3	Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant or other person for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.2 to persons described in Section 5.2.1 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2.1, that are approved by a committee composed solely of two or more outside directors of the Corporation (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the Award.

6.11	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12	Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

6.13	No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

6.14	Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

6.15	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons under this Plan in substitution for or in connection with an assumption of stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

7.	Definitions.

“Award” means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Stock Unit, Performance Share Award, dividend equivalent or deferred payment right or other right or security that would constitute a “derivative security” under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means either (1) a written award agreement or (2) an electronic notice of award grant recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally, in each case which sets forth the terms of an Award that has been authorized by the Administrator.

“Award Date” means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the Award.

“Beneficiary” means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“Board” means the Board of Directors of the Corporation.

“Change in Control Event” means any of the following:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (2) and (3) below;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Corporation subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least three-fourths of the directors of the Corporation then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Corporation or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding

Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.3 of this Plan.

“Company” means, collectively, the Corporation and its Subsidiaries.

“Corporation” means Corinthian Colleges, Inc., a Delaware corporation, and its successors.

“Eligible Employee” means an officer (whether or not a director) or employee of the Company.

“Eligible Person” means an Eligible Employee, or any Other Eligible Person, as determined by the Administrator.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” on any date means, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

“Full-Value Award” means any Award granted under this Plan except an Option or a Stock Appreciation Right.

“Incentive Stock Option” means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code that contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

“Nonqualified Stock Option” means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

“Non-Employee Director” means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

“Option” means an option to purchase Common Stock granted under this Plan. The Administrator will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

“Other Eligible Person” means any individual consultant or advisor or agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company or any Non-Employee Director, and who (to the extent provided in the next sentence) is selected to participate in this Plan by the Administrator. A person who is neither an employee, officer, nor director who provides bona fide services to the Company may be selected as an Other Eligible Person only if such person’s participation in this Plan would not adversely affect (a) the Corporation’s eligibility to use Form S-8 to register under the Securities Act, the offering of shares issuable under this Plan by the Company, or (b) the Corporation’s compliance with any other applicable laws.

“Participant” means an Eligible Person who has been granted an Award under this Plan.

“Performance Share Award” means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Administrator.

“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“Plan” means this Corinthian Colleges, Inc. 2003 Performance Award Plan, as it may hereafter be amended from time to time.

“QDRO” means a qualified domestic relations order.

“Restricted Shares” or “Restricted Stock” means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

“Retirement” means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining (a) age 55 with ten or more years of employment with the Company, or (b) age 65.

“Rule 16b-3” means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

“Section 16 Person” means a person subject to Section 16(a) of the Exchange Act.

“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Special Full-Value Award” means an Award referred to in Section 1.7.4 and subject to the limitation set forth in Section 1.4.4(f).

“Stock Appreciation Right” or “SAR” means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

“Stock Bonus” means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Administrator may deem advisable to assure compliance with law.

“Stock Unit” means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award, including a deferred benefit or right under this Plan. Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock represented thereby or acquirable thereunder. Stock Units, may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as determined by the Administrator.

“Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

“Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.
1.	Nominees for a one-year term as a director of the Company’s Board of Directors:
	Paul R. St. Pierre	☐ FOR this nominee ☐ Withhold authority to vote for this nominee	Linda Arey Skladany	☐ FOR this nominee ☐ Withhold authority to vote for this nominee
	Robert Lee	☐ FOR this nominee ☐ Withhold authority to vote for this nominee	Jack D. Massimino	☐ FOR this nominee ☐ Withhold authority to vote for this nominee

	Hank Adler	☐ FOR this nominee ☐ Withhold authority to vote for this nominee	John M. Dionisio	☐ FOR this nominee ☐ Withhold authority to vote for this nominee

2.	Approval of the amendment and restatement of the Company’s Certificate of Incorporation to increase the maximum permitted number of directors on the Company’s Board of Directors to thirteen.			☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan, which authorizes the issuance of an additional 5,000,000 shares under such Plan, and certain other amendments described in the accompanying Proxy Statement.			☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of the amendment of the Corinthian Colleges, Inc. Employee Stock Purchase Plan to extend the Company’s ability to grant new awards under such Plan until December 31, 2020.			☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011.			☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

Signature of Stockholder				Dated: , 2010

Signature of Stockholder				Dated: , 2010

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CORINTHIAN COLLEGES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR ANNUAL MEETING, NOVEMBER 17, 2010

The undersigned, a stockholder of CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report for the fiscal year ended June 30, 2010; and, revoking any proxy previously given, hereby constitutes and appoints Beth Wilson and Kenneth S. Ord and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707 on November 17, 2010 at 10:00 a.m. California time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3,4 AND 5. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(continued and to be signed on other side)